UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Christopher & Banks Corporation
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To Our Stockholders:

Christopher & Banks Corporation is holding its Annual Meeting of Stockholders (“Annual Meeting”) on Wednesday, June 13, 2018 at 9:00 a.m. Central Time. You may attend the Annual Meeting in person and vote and submit questions during the Annual Meeting.

The following pages include the formal notice of the Annual Meeting and the proxy statement. The proxy statement describes and provides information on the matters to be acted on at the Annual Meeting. It is important that your shares be represented at the meeting, regardless of whether you plan to attend. After reviewing the proxy statement, please vote your shares as soon as possible through the voting options available to you as described in the proxy statement.

On behalf of management and our Board of Directors, we thank you for your continued support of Christopher & Banks Corporation and encourage you to join us at the Annual Meeting.

Sincerely,

Keri L. Jones
President and Chief Executive Officer

Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. Central Time on Wednesday, June 13, 2018

PLACE:	Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500, 15th Floor, Minneapolis, Minnesota

ITEMS OF BUSINESS:	1.	To elect seven directors as nominated by our Board of Directors to each serve a one-year term.
	2.	To approve, on an advisory basis, the compensation of our named executive officers (the "Say-on-Pay Proposal").
	3.	To approve the Christopher & Banks Corporation 2018 Stock Incentive Plan (the "2018 Stock Plan").
	4.	To approve the amended and restated Christopher & Banks 2013 Directors' Equity Incentive Plan (the "Directors' Plan"), including an increase in the number of shares authorized.
	5.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019 ("Fiscal 2018").
	6.	To consider such other business that properly comes before the Annual Meeting or any adjournment of the Annual Meeting.

ANNUAL REPORT AND PROXY STATEMENT:	A copy of our proxy statement and annual report is available at https://materials.proxyvote.com/171046.

DATE OF MAILING OR AVAILABILITY:	This Notice of Annual Meeting of Stockholders and the proxy statement are first being mailed or made available, as the case may be, to stockholders on or about May 3, 2018.

RECORD DATE:
You may vote at the Annual Meeting if you were a stockholder of record of Christopher & Banks Corporation, or if you hold shares through a broker or other nominee, as of the close of business on April 18, 2018.

PROXY VOTING:	Your vote is important to us. You may vote via proxy:

	1.	By visiting www.proxyvote.com on the Internet;
	2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or
	3.	By signing and returning the enclosed proxy card if you received printed copies of the proxy materials.

For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or nominee.

Regardless of whether you expect to attend the meeting, please vote your shares in one of the ways outlined above.

Important Notice Regarding Availability of Proxy Materials on the Internet
We are furnishing proxy materials to certain stockholders over the Internet. On or about May 3, 2018, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) containing instructions on how to access our 2018 proxy statement and Fiscal 2017 annual report and to vote online or via telephone. If you received the Notice of Availability and would like to receive a copy of the printed proxy materials, the Notice of Availability contains instructions on how you can request copies of these documents. Please vote your shares promptly to ensure that they are represented at the meeting.

For the Board of Directors

Luke R. Komarek
Senior Vice President, General Counsel & Corporate Secretary

PROXY STATEMENT SUMMARY

2018 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	June 13, 2018, 9:00 a.m. Central Time

Place:	Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500, 15th Floor, Minneapolis, Minnesota

Record Date:	April 18, 2018

ATTENDING THE REGULAR MEETING OF STOCKHOLDERS

•	Registration opens at 8:30 a.m. Central Time.

•	Meeting starts at 9:00 a.m. Central Time.

•	If you plan to attend the meeting, photo identification may be requested in order to be admitted to the meeting.

•	You do not need to attend the meeting to vote if you submitted your proxy in advance of the meeting.

•	Attendees will be expected to follow the Rules of Conduct for the meeting.

MEETING AGENDA AND BOARD RECOMMENDATIONS

	Item	Board Recommendation	Page Reference
1.	Election of seven director-nominees.	FOR All Director Nominees	1
2.	Advisory vote on executive compensation.	FOR	31
3.	To approve the Christopher & Banks Corporation 2018 Stock Incentive Plan.	FOR	33
4.	To approve the amended and restated Christopher & Banks 2013 Directors' Equity Incentive Plan, including an increase in the number of shares authorized.	FOR	39
5.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2018.	FOR	46

CORPORATE GOVERNANCE

Christopher & Banks understands that corporate governance practices change and evolve over time. We seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the Company. Our current governance practices include the following:

Annual election of all directors.	Board attendance during Fiscal 2017 of between 85% and 96% for all of the directors serving in Fiscal 2017.
Majority voting and a director resignation policy for directors in uncontested elections.	Executive sessions of independent directors held regularly.
Independent Board Chair.	Company policy prohibiting pledging and hedging of Company stock.
Only two directors are not independent – our current CEO and former interim CEO.	Periodic Board and committee self-assessments.
Our directors are limited to service on four public company boards (three if also serving as a public company CEO). Current average is less than two.	Average Board tenure of less than three years.
Stock ownership guidelines for directors and executive officers.	Mandatory retirement age for independent directors.

BACKGROUND ON DIRECTOR NOMINEES

Our Board of Directors has nominated seven directors for election at the Annual Meeting. Please see “Item 1 - Election of Directors” beginning on page 1 of this proxy statement for additional information about each nominee.

					Committee Memberships
Name	Age	Director Since	Position	Independent	AC	CC	G&NC	Current Membership on Other Public Boards
Jonathan Duskin	50	2016	Chief Executive Officer of Macellum Capital Management, LLC	Yes	M	M	M	1
Seth Johnson	64	2016	Independent Consultant; Former Chief Executive Officer of Pacific Sunwear	Yes	C	—	—	1
Keri Jones	54	2018	President & Chief Executive Officer of Christopher & Banks Corporation	No	—	—	—	—
Kent Kleeberger	66	2016	Chair of the Board of Directors; Former Executive Vice President, Chief Operating Officer, Chico's FAS, Inc.	Yes	—	C	M	1
William Sharpe, III	55	2012	Partner of Pathfinder Companies, LLC	Yes	M	M	—	—
Joel Waller	78	2017	Former Interim President & Chief Executive Officer of Christopher & Banks Corporation	No	—	—	—	—
Laura Weil	61	2016	Founder of Village Lane Advisory LLC; Former Executive Vice President & Chief Operating Officer, New York & Company, Inc.	Yes	—	M	C	1

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
G&NC	Governance & Nominating Committee

PROXY STATEMENT
FOR THE
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2018

The Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”, “we”, “us” and “Christopher & Banks”) is soliciting proxies for use at the Christopher & Banks 2018 Annual Meeting of Stockholders (“Annual Meeting”) to be held at 9:00 a.m. Central Time on Wednesday, June 13, 2018, at Dorsey & Whitney LLP’s offices at 50 South Sixth Street, 15th Floor, Minneapolis, Minnesota and at any adjournment or postponement of the meeting. On or about May 3, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our proxy statement for our Annual Meeting and our Annual Report to Stockholders. Our proxy statement and 2017 Annual Report to Stockholders are available at https://materials.proxyvote.com/171046.

ITEM 1 — ELECTION OF DIRECTORS

Our Board currently has seven members. All of the current directors’ terms expire as of the Annual Meeting. The Board is proposing that the seven nominees described below be elected for a term expiring at the 2019 Annual Meeting of Stockholders, or when their successors are duly elected and qualified.

Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee if one is selected by the Board, subject, as applicable, to the terms of the Support Agreement described below. Alternatively, the Board, at its option, may reduce the number of directors that are nominated for election.

The Company’s by-laws require directors to be elected by a majority of votes cast with respect to such director in uncontested elections (meaning, the number of shares voted “For” a director must exceed the number of votes cast “Against” that director).

In accordance with the Company’s Corporate Governance Guidelines, if an incumbent director is not elected by a majority vote in an uncontested election, the director must promptly tender her or his resignation to the Board of Directors. The Governance & Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Governance & Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until her or his successor is duly elected or her or his earlier resignation or removal.

2018 Director Nomination Process

Support Agreement

On March 10, 2016, after discussions with Macellum Retail Opportunity Fund, LP and certain of its affiliates (collectively, “Macellum”), whose Chief Executive Officer is Jonathan Duskin, one of our nominees for director, as well as discussions with certain other institutional stockholders regarding potential changes to the composition of our Board, we entered into a support agreement with Macellum (the “Support Agreement”). Pursuant to the Support Agreement, effective as of the 2016 Annual Meeting, the size of the Board was reduced from nine to seven members and the slate of directors nominated by the Board for the 2016 Annual Meeting included:

•	two nominees designated by Macellum; Jonathan Duskin and Seth Johnson (the “Macellum Designees”);

•	three of the then-current directors of the Company, consisting of William Sharpe, III; LuAnn Via and Lisa Wardell; and

•	two additional new directors, Kent Kleeberger and Laura Weil.

All seven of these individuals were elected as directors at the 2016 Annual Meeting and five of them were re-elected at the 2017 Annual Meeting; Ms. Via and Ms. Wardell left the Board prior to the 2017 Annual Meeting.

The Support Agreement also provides that at least one Macellum Designee who meets all independence or other requirements under applicable law and the rules and regulations of New York Stock Exchange ("NYSE") for service on such committee will be appointed to each committee of the Board. The Board has determined that both Mr. Duskin and Mr. Johnson meet all such requirements and Mr. Duskin currently serves on the Audit, Compensation, and Governance & Nominating Committees and Mr. Johnson chairs the Audit Committee. Additionally, during the term of the Support Agreement, in the event either of the Macellum Designees ceases to serve subsequent to his election due to his resignation, only Macellum may fill the vacancy of a Macellum Designee. However, should Macellum cease to beneficially own an aggregate net long position (as such term is defined in Rule 14e-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of at least the lesser of (i) 1,853,974 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments); and (ii) 5% of the outstanding shares of the Company's Common Stock as of the date of such vacancy, then each of the Macellum Designees will be deemed to have resigned from the Board and any committee of the Board on which such designee then sits and Macellum will no longer be able to designate a replacement candidate. The Support Agreement will terminate the earlier to occur of the mutual agreement of the Company and Macellum, or the date and time that no Macellum Designees serve on the Board.

The Support Agreement does not require the Board to nominate any specific candidates for director for the 2018 Annual Meeting or for any subsequent annual meetings, but during the term of the Support Agreement, the Board must provide Macellum notice of its decision not to nominate any Macellum Designee for election at an annual meeting at least twenty days prior to the deadline for Macellum to nominate director candidates in accordance with our by-laws, and the annual meeting may not be held less than ninety days after such notice.

Amended Employment Agreement with Joel Waller

Joel Waller is currently serving as a director and is engaged by the Company as a consultant. Per the terms of the Amended Employment Agreement between the Company and Mr. Waller (see discussion on pages 19-20), Mr. Waller has agreed to resign as a member of our Board upon being notified by the Company in writing that his services as a consultant are no longer needed; such determination to be made by the Company's Chief Executive Officer, in consultation with the Board.

Director-Nominees

After consideration of their performance as directors, and upon the recommendation of the Governance & Nominating Committee, the Board has nominated all seven of the current directors, Jonathan Duskin; Seth Johnson; Keri Jones; Kent Kleeberger; William Sharpe, III; Joel Waller; and Laura Weil, for election to the Board to serve until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Board Recommendation

The Board recommends a vote FOR the election of each of Jonathan Duskin; Seth Johnson; Keri Jones; Kent Kleeberger; William Sharpe, III; Joel Waller; and Laura Weil. Proxies will be voted FOR the election of each of the seven nominees, unless otherwise specified.

Below is biographical information for each of the director nominees.

Biographies and Attributes of Director-Nominees

Jonathan Duskin, 50, has served as one of our directors since the 2016 Annual Meeting. Mr. Duskin is currently Chief Executive Officer of Macellum Capital Management, LLC, a Delaware limited liability company which operates a New York-based pooled investment fund, a position he has held since July 2009. From January 2005 to February 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment management firm. From March 2002 to January 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC, a New York-

based hedge fund. From January 1998 to January 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., an investment bank, and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin currently serves on the board of directors of Citi Trends, Inc.

Mr. Duskin brings considerable business, financial services and retail investment expertise, having provided financial services and equity and debt capital to a variety of public and private companies as well as serving as a control investor. His prior service on the boards and committees of public companies and his familiarity with the retail industry positions him well to serve as a member of the Board and its three committees.

Seth R. Johnson, 64, has served as one of our directors since the 2016 Annual Meeting. Mr. Johnson is currently on the board of directors of Tilly’s, Inc. (“Tilly’s”), a specialty retailer of West Coast inspired casual apparel, footwear and accessories, where he has served since April 2011. Mr. Johnson served as a member of the advisory committee to the Tilly’s board from July 2008 through 2011. From July 2014 to January 2018, Mr. Johnson served as a member of the board of directors of bebe stores, inc., a specialty retailer of women’s clothing and accessories. He was also a member of the board of directors and lead director of True Religion Apparel, Inc., a premium fashion apparel retailer, from 2010 to 2013. From 2007 to 2009, Mr. Johnson was an instructor in business strategy at Chapman University’s Argyros School of Business and Economics. From 2005 to 2006, Mr. Johnson served as the Chief Executive Officer of Pacific Sunwear of California, Inc. From 1999 to 2004, Mr. Johnson was the Chief Operating Officer of Abercrombie & Fitch Co., a specialty retailer, and was its Chief Financial Officer from 1992 to 1998.

Mr. Johnson has over 30 years of apparel retail experience, including significant experience as both a retail executive and board member. Mr. Johnson’s strong retail background and service on the boards and committees of public companies positions him well to serve as a member of our Board and to Chair its Audit Committee.

Keri L. Jones, 54, has served as our President and Chief Executive Officer ("CEO") and a director since March 12, 2018. From May 2017 until February 2018, Ms. Jones served as Executive Vice President, Chief Merchant of Dick's Sporting Goods ("Dick's"). Prior to Dick's, Ms. Jones spent 27 years at Target Corporation, where she served in a variety of leadership roles, including as Executive Vice President, Global Supply Chain, from 2015 to 2016; Executive Vice President, Merchandise Planning and Operations, from 2014 to 2015; Senior Vice President, Merchandise Planning, from 2011 to 2014; Senior Vice President, Health and Beauty, from 2008 to 2011; and Vice President, General Merchandise Manager, Toys and Sporting Goods, from 2001 to 2008.

Ms. Jones has over 30 years of retail experience with an extensive background in merchandising, operations, planning and allocation. Her extensive retail experience provides the Board with valuable insight into the marketing, merchandising and operational issues the Company faces. In her role as CEO, she provides valuable insight to the Board regarding the day-to-day issues at the Company and plays a key role with respect to the Company's strategies and initiatives. Her extensive and broad retail background makes her particularly well suited to serve as a member of our Board.

Kent A. Kleeberger, 66, has served as one of our directors since the 2016 Annual Meeting and as Chair of the Board since January 2017. He has been engaged as an independent consultant to certain private equity firms since April 2015. From February 2011 to March 2015, he was Executive Vice President, Chief Operating Officer of Chico’s FAS, Inc. (“Chico’s”), a specialty apparel retailer. Mr. Kleeberger joined Chico’s in November 2007 as the Executive Vice President, Chief Financial Officer & Treasurer. He was promoted to Chief Operating Officer in February 2011. Prior to joining Chico’s, Mr. Kleeberger was the Senior Vice President, Chief Financial Officer for Dollar Tree Stores, Inc. from July 2004 through October 2007. From 1998 to 2004, he served in numerous capacities, culminating as Chief Operating Officer, for Too, Inc., now known as Justice (part of Ascena Retail Group, Inc.). Prior to that, Mr. Kleeberger served in various financial positions with The Limited, Inc., including Corporate Controller. Before joining The Limited, Inc., Mr. Kleeberger was a Certified Public Accountant with KPMG for 13 years. Mr. Kleeberger also serves on the board of directors of Shoe Carnival, Inc. and was a member of the board of directors of Aeropostale, Inc. from August 2015 to February 2016 and of Too, Inc. from August 1999 until February 2004.

Mr. Kleeberger brings retail, operational, mergers and acquisitions and management experience together with a strong background in the areas of financial reporting, accounting, income taxes and audits, and risk management. His service on the boards and committees of public companies, together with his retail and business background, makes him a valuable member of our Board and the Governance & Nominating Committee, and an effective Chair of the Board and its Compensation Committee.

William F. Sharpe, III, 55, has served as one of our directors since May 2012. Mr. Sharpe has served as a Partner of Pathfinder Companies, LLC since December 2015. From September 2009 to December 2015, Mr. Sharpe served as a

Partner and Managing Director of Quetico Partners, LLC, a boutique investment banking firm. From July 2007 to August 2009, he was Chief Operating Officer and a Managing Director of Lazard Middle Market, a subsidiary of Lazard, Ltd. which provides advice on mergers and acquisitions, restructuring, and public and private capital raising to the middle market, following the acquisition by Lazard, Freres & Company of Goldsmith Agio Helms & Lynner, LLC (“Goldsmith-Agio”). He was with Goldsmith-Agio, a private investment banking firm, from February 1998 to July 2007, most recently serving as Chief Operating Officer and Managing Director from 2002 to July 2007.

Mr. Sharpe brings considerable business, investment banking and corporate experience to our Board, given his more than 15 years as an investment banker. Mr. Sharpe’s experience as a board and committee member at both private and non-profit companies, together with his broad investment banking, corporate and financial background, positions him well to serve as a member of our Board and of its Audit and Compensation Committees.

Joel N. Waller, 78, has served as one of our directors since January 2017. He served as our former interim President and Chief Executive Officer from January 17, 2017 to March 12, 2018. From November 2012 to January 2017, he served as a retail consultant. Mr. Waller previously served as the Company's President, from December 2011 through November 2012, and as the Company's interim CEO from February 2012 through November 2012. From 2008 to 2010, Mr. Waller served as President of the A.M. Retail Group, a specialty retailer of leather outerwear, accessories and apparel. From 2005 to 2008, he was Chief Executive Officer of The Wet Seal, Inc., a specialty retailer of juniors clothing, shoes and accessories. Prior to that, he was the Chief Executive Officer of Wilsons Leather, a specialty retailer of leather outerwear, accessories and apparel, for approximately twenty years, ending in January 2005.

Mr. Waller has over 35 years of apparel retail experience, including significant experience as both a retail executive and board member. His extensive experience provides the Board with valuable insight into the marketing, merchandising and operational issues the Company faces as well as critical insight into the women's specialty apparel industry generally. His extensive retail operations and business experience as both an executive and a director make him particularly well suited to serve as a member of our Board.

Laura A. Weil, 61, has served as one of our directors since the 2016 Annual Meeting. Ms. Weil is the founder of Village Lane Advisory LLC, which specializes in providing executive and strategic consulting services to retailers as well as private equity firms. She was the Executive Vice President and Chief Operating Officer of New York & Company, Inc., a woman’s apparel and accessories retailer, from June 2012 to August 2014, having served it as an Executive Consultant beginning in February 2012. Ms. Weil was the Chief Executive Officer of Ashley Stewart LLC, a privately held retailer, from 2010 to 2011. Ms. Weil was the Chief Executive Officer of Urban Brands, Inc., a privately held apparel retailer, from 2009 to 2010. Urban Brands, Inc. restructured and filed for Chapter 11 bankruptcy protection in September 2010. Ashley Stewart LLC, the successor retail chain operated by Urban Brands, Inc., emerged from bankruptcy in October 2010. Ms. Weil was the Chief Operating Officer and Senior Executive Vice President of Ann Taylor Stores Corporation, a women’s apparel company, from 2005 to 2006. From 1995 to 2005, she was the Chief Financial Officer and Executive Vice President of American Eagle Outfitters, Inc., a clothing retailer. Ms. Weil currently serves on the board of directors of Carnival Corporation.

Ms. Weil has extensive financial, information technology and operating skills developed over many years as an investment banker and senior financial and operating executive. Ms. Weil's significant experience in global eCommerce and consumer strategies from her leadership experience with a large retail company as well as her public company board and committee experience, makes her a valuable member of our Board and the Compensation Committee, and an effective Chair of the Governance & Nominating Committee.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

The Board conducts its business through meetings and written consents of the Board and the following standing committees: Audit, Compensation, and Governance & Nominating. Each of the three committees has adopted and operates under a written charter, all of which are available on our website at www.christopherandbanks.com—select the “For Investors” link and then the “Corporate Governance” link. Other corporate governance documents available on our website include our Corporate Governance Guidelines and Code of Conduct.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and any other employees performing similar functions.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors shall meet the independence requirements of the NYSE. Under the NYSE rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

In assessing the independence of our directors, the Board considers all of the business relationships between the Company and our directors and their respective affiliated companies. This review is based primarily on the Company’s review of its own records and on responses of the directors to a questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where relationships exist, the Board determines whether the relationship between the Company and the director or the director’s affiliated companies impairs the director’s independence.

After consideration of the directors’ relationships with the Company, the Board has affirmatively determined, in accordance with the standards set forth in the Corporate Governance Guidelines, that none of the individuals serving as non-employee directors during Fiscal 2017 had a material relationship with us and that each of such non-employee directors is independent. Additionally, the Board has affirmatively determined, in accordance with the standards set forth in the Corporate Governance Guidelines, that none of the nominees for director, other than Keri Jones and Joel Waller, has a material relationship with us, and that, other than Ms. Jones and Mr. Waller, each such nominee for director is independent. Ms. Jones is not considered an independent director because of her employment as our President and CEO. Mr. Waller is not considered an independent director because of his prior employment as our interim President and CEO.

Board Leadership Structure

The Board believes it is important to maintain flexibility in its board leadership structure and, therefore, has not mandated either the combination or separation of the positions of Chair of the Board and CEO. Given the demanding nature of both the Chair and CEO positions, the Board continues to believe that it is appropriate to have two different persons occupying each role. Our independent director Chair has the typical responsibilities of a Board Chair, including responsibility for setting Board agendas, chairing Board and stockholder meetings, liaising between the other members of the Board, and the CEO and other members of senior management, as well as presiding over the sessions of Board meetings at which only the independent directors are present. Kent Kleeberger, one of our independent directors, has served as Chair of our Board since January, 2017.

If in the future the two roles were to be combined, the Board believes it would likely appoint a lead independent director, given its view of the importance of strong independent leadership at the Board level.

Meetings of the Independent Directors

At both the Board and committee levels, our non-employee directors meet periodically in executive sessions in which our CEO and other members of management do not participate. Our Board Chair serves as the presiding director of executive sessions of the Board, and the Chair of each committee serves as the presiding director at executive sessions of that committee. During Fiscal 2017, our non-employee directors met in executive sessions of the Board without management present during seven Board meetings. Each of the Board’s committees also held sessions without management present in Fiscal 2017.

Stock Ownership Guidelines

To provide a direct link between director and stockholders’ interests, the Board has established stock ownership guidelines for non-employee directors. Each director is expected to achieve and maintain stock ownership of stock having a value of two times the annual cash retainer (currently $96,000) by the third anniversary of the date he or she joined our Board. Mr. Sharpe, the only non-employee director with three years of service on the Board meets this guideline.

Term/Age Limits

The Board does not believe it is advisable to establish arbitrary term limits on a director’s service. The Board has a mandatory retirement age under which an independent director must complete her or his term before age 76. The Board has the authority to renominate an independent director who has reached her or his 76th birthday for another term, due to special or extraordinary circumstances as determined by the Board. Given his prior employment with the Company, Mr. Waller is not considered an independent director and therefore is not subject to the Board's mandatory retirement policy. As part of its responsibilities, the Governance & Nominating Committee evaluates each incumbent director’s qualifications, performance and ability to continue to contribute productively before recommending the nomination of that director for an additional term.

Limitations on Board Service

Limitations on All Non-Employee Directors. Our Corporate Governance Guidelines provide that no member of the Board shall simultaneously serve on the boards of directors of more than three public companies in addition to ours.

Limitations on Non-Employee Directors who are Chief Executive Officers of a Public Company. Our Corporate Governance Guidelines also provide that an independent director who is a chief executive officer of a public company shall not sit on the boards of directors of more than three public companies as follows: (i) the Company; (ii) the company at which he or she serves as chief executive officer; and (iii) one other public company.

Limitations on the Company’s Officers. Our Corporate Governance Guidelines further provide that an officer of the Company may not serve on the board of directors of another public company unless the Company’s Board has reviewed and consented to, in advance, the officer serving on such board of directors.

A Company director is to notify the Chair of the Board prior to becoming a director of another public company, in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with her or his ability to carry out her or his responsibilities as one of our directors. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director’s ability to carry out her or his responsibilities as one of our directors, such director, upon the request of the Board, shall either offer her or his resignation or not accept the other directorship.

As of the date of this proxy statement, all of the Company’s director nominees were in compliance with the Corporate Governance Guidelines’ limitations on board service.

Board Involvement in Risk Oversight

The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the Company’s risk management processes concerning the Company’s material risks and evaluating whether management has processes in place to address these material risks; the Board is not responsible, however, for defining or managing the Company’s various risks.

While the Board periodically reviews and discusses the overall risks the Company faces, as well as risk management and mitigation in the context of specific plans or projects being proposed or implemented, the Board also exercises its overall responsibility for risk oversight through its committees. The Audit Committee of the Board is primarily responsible for overseeing management’s processes for managing financial and operational risk at the Company. The Audit Committee also has primary responsibility at the Board level with respect to overseeing the management of risks relating to the reliability of our financial reporting processes and system of internal control. In connection with that responsibility, the Audit Committee has sole authority to retain and terminate the Company's independent public accounting firm and is directly responsible for the overall compensation and oversight of the work of the independent public accounting firm. The Audit Committee meets with management and the independent public accounting firm to review and discuss the annual audited and quarterly unaudited financial statements and reviews the integrity of our accounting and financial reporting processes and audits of our financial statements.

Similarly, the Compensation Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee has sole authority to retain and terminate its compensation consultants and is responsible for approving the overall compensation and oversight of the work of its compensation consultants.

The Governance & Nominating Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with non-employee director compensation. In addition, the Governance & Nominating Committee periodically analyzes corporate governance practices in order to assist the Board in its risk oversight activities.

To keep the Board informed regarding the Company’s risk management efforts, management periodically reports to the Audit Committee, as well as to the Board, on risk management and mitigation activities. The Compensation Committee annually reviews and discusses any risks associated with the design of the Company's executive compensation programs. In addition, the Chair of each Board committee typically reports to the full Board at each regular Board meeting regarding the matters discussed at any committee meetings held since that committee’s prior report to the Board.

We believe that the Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of management having responsibility for assessing and managing the Company’s risk exposure, and the Board, through the leadership of our independent Chair, and its committees providing oversight in connection with those efforts.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held 13 meetings during Fiscal 2017. Each of the directors serving on the Board during Fiscal 2017 attended at least 86% or more of the aggregate number of the meetings of the Board (held during the period he or she served as a director) and meetings of the committees on which he or she served (held during the period he or she served as a committee member).

As of April 30, 2018, the members and Chairs of the Board's three committees were:

Independent Directors	Audit	Compensation	Governance & Nominating
Jonathan Duskin	X	X	X
Seth Johnson	Chair
Kent Kleeberger		Chair	X
William Sharpe, III	X	X
Laura Weil		X	Chair

The Audit Committee

All of the Audit Committee members are “independent” under applicable NYSE listing standards and Securities and Exchange Commission (the "SEC") rules and regulations. Our Board of Directors has determined that all three members of the Audit Committee, Jonathan Duskin, Seth Johnson and William Sharpe, III, meet the definition of an “audit committee financial expert” as established by the SEC. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company. The Audit Committee has the sole authority to appoint, review and discharge our independent public accountants, and has established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls and audit matters. In addition, the Audit Committee is responsible for:

•	reviewing the scope, results, timing and costs of the audit with our independent accountants and reviewing the results of the annual audit examination and any accompanying management letters;

•
assessing the independence of the independent public accountants on an annual basis, including receipt and review of a written report from them regarding their independence consistent with the requirements of the Public Company Accounting Oversight Board;

•	reviewing and approving the services provided by the independent public accountants;

•	overseeing the internal audit function; and

•	reviewing our significant accounting policies, financial results and earnings releases, and the adequacy of our internal controls and procedures.

The responsibilities of the Audit Committee are more fully described in the Audit Committee’s charter.

The Audit Committee held seven meetings during Fiscal 2017. The Audit Committee has engaged Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending February 2, 2019 and is recommending that our stockholders ratify this selection at the Annual Meeting. The report of the Audit Committee is found on pages 44-45 of this proxy statement.

The Compensation Committee

All of the Compensation Committee members are “independent” under applicable NYSE listing standards. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to executive compensation, employee compensation and benefit programs and plans, and succession planning for senior management. In addition, the Compensation Committee is responsible for:

•	reviewing the performance of our CEO;

•	recommending or determining, respectively, the compensation and benefits for our CEO and other executive officers;

•	establishing our executive compensation policies and practices;

•	overseeing and evaluating the risks associated with our executive compensation policies and practices;

•	administering our incentive compensation and stock plans, other than the equity plan applicable to our non-employee directors (which is administered by the Governance & Nominating Committee);

•	approving the adoption of material changes to or the termination of our benefit plans; and

•	meeting periodically with the CEO to discuss succession planning and management development.

The Compensation Committee has delegated authority to the CEO and the Senior Vice President, Chief Human Resources Officer to make awards to employees pursuant to guidelines approved by the Compensation Committee with respect to both the amount and type of awards such employees may be eligible to receive. This delegation expressly excludes the ability to make awards to the CEO and any of her direct management reports. It is also subject to an overall aggregate limit of 200,000 shares and a limit on the number of stock options and shares of restricted stock that may be awarded to an individual in a calendar year.

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the “Compensation Discussion and Analysis” in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee’s charter. For more information regarding the Compensation Committee’s process in setting compensation and the role played by our CEO in compensation decisions, please see “Compensation Discussion and Analysis” below.

The Compensation Committee held 11 meetings during Fiscal 2017. The “Compensation Committee Report” is found on page 21 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Current directors, Mr. Duskin, Mr. Kleeberger, Mr. Sharpe and Ms. Weil each served on the Compensation Committee for all of Fiscal 2017. None of the members of the Compensation Committee during Fiscal 2017 was or is an officer or employee of the Company. During Fiscal 2017, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee. Based on our review of the annual questionnaires completed by our current directors and publicly available information, we know of no relationship involving these individuals or our other directors which requires disclosure in this proxy statement as a “compensation committee interlock”.

The Governance & Nominating Committee

All of the members of the Governance & Nominating Committee are “independent” under applicable NYSE listing standards. The Governance & Nominating Committee serves in an advisory capacity to the Board on matters of organization and the conduct of Board activities. The Governance & Nominating Committee is responsible for:

•	identifying and recommending candidates for service on the Board;

•	staying abreast of corporate governance developments;

•	annually reviewing the charters of each Board committee;

•	reviewing and revising our Corporate Governance Guidelines and Code of Conduct;

•	leading the Board in its periodic review of the performance of the Board and the Board’s committees;

•	periodically reviewing and making recommendations to the Board as to the size and composition of the Board and the criteria for selecting director nominees;

•	periodically reviewing and making recommendations to the Board regarding the role and responsibilities of the Board Chair; and

•	periodically reviewing and making recommendations to the Board as to the cash and equity compensation of non-employee directors.

The responsibilities of the Governance & Nominating Committee are more fully described in the Committee’s charter.

The Governance & Nominating Committee will consider Board nominees recommended by stockholders that are submitted in accordance with the process described below under the caption “Procedures for Recommending, Nominating and Evaluating Director Candidates”.

The Governance & Nominating Committee held four meetings during Fiscal 2017.

Stockholder Engagement Policy - Procedures for Contacting the Board

Because the Board values the input and insights of the Company’s stockholders and believes that effective Board-stockholder engagement and communication strengthens the Board’s role as an active, informed and engaged body, it has adopted a Stockholder Engagement Policy. The Chair of the Board and the Company’s Chief Executive Officer oversee this policy and the Board’s stockholder engagement and communications. The goal of this policy is to promote and develop improved and more in-depth two-way communications between the Company’s stockholders and the Board, and to establish and communicate an appropriate structure for such communications.

The Board has designated the Corporate Secretary as its agent to receive and review written communications and meeting requests addressed to the Board, any Board Committee or any individual Director. Such communications should be sent by U.S. mail addressed to:

Christopher & Banks Corporation Board of Directors
c/o Christopher & Banks Corporation
Attention: Corporate Secretary
2400 Xenium Lane North
Plymouth, MN 55441

The Corporate Secretary will review all such communications and if appropriate, will promptly forward the communications so received to the full Board, the non-management directors or the individual Board member(s) specifically addressed in the communication.

Procedures for Recommending, Nominating and Evaluating Director Candidates

Recommending Director Candidates for Nomination by the Board

The Governance & Nominating Committee will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Governance & Nominating Committee with sufficient written documentation to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our by-laws and our Corporate Governance Guidelines described below. Such documentation and the name of the director candidate should be sent by U.S. mail addressed as described above under "Stockholder Engagement Policy - Procedures for Contacting the Board".

Nominating Director Candidates

Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the annual meeting at which your nominee will be considered. In accordance with our by-laws, director nominations by stockholders must be made pursuant to notice delivered to or mailed and received at our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting date or the 10th day following the day on which public announcement of the date of the annual meeting is first made. Your notice must set forth, in addition to the requirements contained in our by-laws, all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or as otherwise required, pursuant to Regulation 14A under the Exchange Act (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The notice also must contain (1) the name and address of the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made and (2) the class and number of shares owned by the stockholder and such beneficial owner.

Evaluating Director Candidates

Our Corporate Governance Guidelines require the Governance & Nominating Committee to consider several factors when evaluating the appropriate characteristics of candidates for service as a director. The Governance & Nominating Committee initially evaluates a prospective nominee based on her or his resume and other background information that has been provided to the Governance & Nominating Committee. At a minimum, director candidates must demonstrate high standards of ethics, integrity, independence, sound judgment, strength of character, and meaningful experience and skills in business or other appropriate endeavors. In addition to these minimum qualifications, the Governance & Nominating Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and professional experience that is relevant to the Board’s needs, including, but not limited to, Board diversity. A member of the Governance & Nominating Committee will contact, for further review, those candidates who the Governance & Nominating Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. The Governance & Nominating Committee is responsible for conducting, with the assistance of the Corporate Secretary, and subject to applicable law, any inquiries into the background and qualifications of the candidate. Based on the information the Governance & Nominating Committee learns during this process, it determines which nominee(s) to recommend to the Board to submit for election. The Governance & Nominating Committee uses a comparable process for evaluating all director candidates, regardless of the source of the recommendation.

The Governance & Nominating Committee is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. The Governance & Nominating Committee will reassess the qualifications of a current director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for re-election.

Compensation Program for Non-Employee Directors

In 2013, the Company’s stockholders approved the 2013 Directors' Equity Incentive Plan, which was amended in 2016 (as amended, the "Directors’ Plan"). The Directors’ Plan is administered by the Governance & Nominating Committee and the Board. They have broad powers to: (i) establish rules for the administration of the Directors’ Plan; (ii) select the participants in the Directors’ Plan; (iii) determine the types of awards to be granted and the number of shares covered by such awards; and (iv) set the terms and conditions of such awards.

In October 2008, the Board adopted the Christopher & Banks Corporation Non-Employee Director Deferred Stock Plan (as amended, the “Deferred Stock Plan”), which provides an opportunity for non-employee members of the Board to voluntarily defer the receipt of shares of our Common Stock granted by the Company in connection with the performance of their services as a director in return for the right to receive such shares at a later date.

The Governance & Nominating Committee is responsible for reviewing director compensation and making recommendations to the Board. The recommendations of the Governance & Nominating Committee are based on industry and peer group data, independent third party comparisons of director compensation and the Company’s past practices. Based on the Governance & Nominating Committee’s recommendations, our Board determines the compensation of our directors on an annual basis. A director who is our employee or has recently served as an employee does not receive compensation for her or his service as a director.

There were no changes in the cash compensation paid to directors for service on the Board or its committees in Fiscal 2017. As described below, the value of equity awarded to directors was less than that awarded in Fiscal 2016.

For Fiscal 2017, non-employee directors received an annual cash retainer of $48,000 for service on our Board. The Chair of the Board received an additional annual cash retainer of $65,000. The Chairs of the Audit, Compensation, and Governance & Nominating Committees each received a retainer for Fiscal 2017 of $15,000, $10,000 and $9,000, respectively. For Fiscal 2017, the other members of the Audit Committee received an additional retainer of $9,000, the other members of the Compensation Committee received an additional retainer of $6,000, and the other members of the Governance & Nominating Committee received an additional retainer of $5,000. The cash retainer fees are paid quarterly in arrears and are pro-rated if the non-employee director did not serve for the entire period.

In addition to the cash retainer, we also grant equity awards to our non-employee directors in order to further align their interests with those of our stockholders. Effective June 14, 2017, each non-employee director received 50,000 shares of restricted stock issued under the Directors’ Plan representing $67,000 in value based on the closing price of our stock on the NYSE on that date as compared to approximately $70,000 in Fiscal 2016. The shares of restricted stock vest on the earlier of June 14, 2018 or the date of the 2018 Annual Meeting of Stockholders. Pursuant to the terms of the Directors' Plan, the number of shares that can be granted to a non-employee director in a calendar year (other than the Board Chair) is capped at 50,000 shares. No stock options were granted to non-employee directors in Fiscal 2017.

Non-Employee Director Compensation for Fiscal 2017

The following table sets forth the cash earned by and non-cash compensation awarded to each person who served as a non-employee director during Fiscal 2017.

Name	Fees Earned and Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jonathan Duskin	73,725	67,000	—	—	140,725
Seth Johnson	68,304	67,000	—	—	135,304
Kent Kleeberger	134,648	67,000	—	—	201,648
William Sharpe, III	68,304	67,000	—	—	135,304
Laura Weil	68,304	67,000	—	—	135,304

(1)	The amounts in this column consist of cash fees paid to the non-employee directors as described in “Compensation Program for Non-Employee Directors” above.

(2)
The amounts in this column represent the grant date fair values of the restricted stock awards made in Fiscal 2017, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Share-Based Payment” (“ASC 718”), and based on the closing share price of one share of our Common Stock on the NYSE on the date of grant. Additional information related to the calculation of the grant date fair values is set forth in Note 5 of the Notes to the Consolidated Financial Statements included in our Report on Form 10-K for the period ended February 3, 2018 (the “10-K Report”).

(3)
Effective on June 14, 2017, following her or his election as a director at the Company’s 2017 Annual Meeting of Stockholders, each non-employee director was awarded 50,000 shares of restricted stock with a grant date fair value of $67,000, computed in accordance with ASC 718.

Director Education and Expense Reimbursement

The Company’s director education policy encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and best practices relevant to the Board, as well as their specific committee assignments. The director education policy provides for a fixed amount that the Company will pay or reimburse directors for the costs associated with attending director education programs every two fiscal years. We also provide an in-house orientation program for our new directors and periodically provide updates on relevant topics of interest to our Board and committees. We also pay for or reimburse directors for travel expenses related to attending Board and committee meetings and director education programs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis we describe the executive compensation philosophy and related programs regarding our Named Executive Officers (“NEOs”) that we have implemented in an effort to achieve the Company’s performance objectives and to serve the long-term interests of our stockholders. We also discuss the compensation decisions made by the Compensation Committee (the “Committee”), and the factors considered in making those decisions with respect to our Fiscal 2017 NEOs, who were the following individuals:

Joel Waller	Former Interim President and CEO
Marc Ungerman	Interim Chief Financial Officer and Vice President, Controller
Pete Michielutti	Former Executive Vice President, Chief Operating Officer and Chief Financial Officer
Monica Dahl	Senior Vice President, Chief Marketing Officer, Omni-Channel and Public Relations
Luke Komarek	Senior Vice President, General Counsel and Corporate Secretary
Michelle Rice	Senior Vice President, Chief Stores Officer

The Compensation Discussion and Analysis should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

Fiscal Year 2017 Financial Results

Fiscal 2017 was a year of transition as Joel Waller returned to the Company as interim President and Chief Executive Officer in January 2017.

Our key financial results for the year included:

•Net sales of $365.9 million;

•Operating loss of $22.6 million or (6.2)% of sales; and

•A net loss of $0.59 per share.

Our Fiscal 2017 accomplishments include:

•	Enhancing the merchandise assortment to create a more appropriate balance among sizes, categories and core versus fashion mix;

•Generating increased sales in outlets and eCommerce; and

•	Growing our customer file for two consecutive quarters in the second half of the fiscal year despite operating approximately 6% fewer stores than in Fiscal 2016 during this period.

At the end of Fiscal 2017, we operated 463 stores in 45 states consisting of 314 Missy, Petite, Women, 78 Outlet, 37 Christopher & Banks and 34 C.J. Banks stores.

A more detailed discussion of the Company’s Fiscal 2017 performance can be found in the Company's 10-K Report filed with the SEC.

Results of Advisory Vote to Approve Named Executive Officer Compensation

At our 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting"), approximately 96.8% of the shares voted were cast in favor of approving, on an advisory basis, the compensation of our named executive officers ("Say-on-Pay"). The Committee believes that the outcome of our 2017 Say-on-Pay vote reflects stockholders’ support of our compensation approach. At the 2017 Annual Meeting, 92.1% of the votes cast by our stockholders was in favor of holding the advisory Say-on-Pay vote on an annual basis versus every two or three years. The Board has taken those results into consideration and has determined to continue offering stockholders the opportunity to vote on Say-on-Pay on an annual basis.

Our Board and the Committee value the opinions of our stockholders and the Committee will continue to consider the outcome of the Company’s Say-on-Pay proposals when reviewing the principal elements of our current compensation program and making future compensation decisions. The Committee also expects to continue to periodically refine the Company’s executive compensation program in response to emerging best practices, as well as the Company’s evolving business strategies and operating goals.

Executive Compensation Philosophy

While our executive compensation decisions are influenced by a variety of factors, the Committee is guided by the following key objectives and reward philosophies in the design and implementation of our executive compensation program:

•
Pay for Performance. A meaningful portion of each NEO’s total potential compensation consists of “at-risk” pay that is realized only upon the achievement of pre-established performance criteria or an increase in the value of our common stock. It is designed to reward both short and long-term financial and operating performance, as well as an individual’s performance.

•
Competitive Compensation Opportunity. In order to attract, retain, motivate and reward talented executives, our compensation program is designed to provide a total compensation opportunity that is reasonably competitive based on market data for the comparable position and factoring in the Company's recent financial performance.

•
Alignment with Stockholders Interests. By providing our executive officers with cash and equity incentives based on improved financial performance and which constitute a meaningful part of their total compensation opportunity, we believe that our executive officers’ interests are closely aligned with the interests of our stockholders.

As a women's clothing retail company, we operate in a highly competitive and challenging industry. As a result, our compensation program is dynamic and a reflection of the changing marketplace in which we compete. We believe it appropriately balances the factors described above. The Committee will continue to evaluate our executive compensation program in order to ensure that the relationship among Company performance, our stockholders’ interests and our executives’ compensation remains aligned.

(This space intentionally left blank.)

Executive Compensation Practices

Highlights of our current compensation program are presented below.

	WHAT WE DO		WHAT WE DON'T DO

✓	A Meaningful Portion of Total Targeted Compensation is Performance-Based and at Risk.	X	No Employment Contracts, Except for the Individual Serving as CEO.
✓	Strong Link between Performance Measures and Operating Priorities.	X	No Guaranteed Annual Salary Increases or Bonuses.
✓	Limits on Annual Cash Incentive Compensation Payouts.	X	No Special Retirement Benefits for Executives.
✓	Independent Compensation Committee has Access to Independent Compensation Consultant and Other Independent Advisers.	X	No Tax Gross-Ups, other than one-time, in connection with the CEO's relocation expenses.
✓	Limited Change-in-Control Benefits.	X	No Repricing or Buyout of Underwater Stock Options.
✓	Annual Say-on-Pay Vote.	X	No Plans that Encourage Excessive Risk Taking.
✓	Stock Ownership Guidelines.	X	No Trading in our Stock by Directors or Executives without Pre-Approval and only During Pre-Established Window Periods.
✓	Utilize Stock Options which Provide Value to Executives only if the Stock Price Appreciates.	X	No Excessive Perquisites.
✓	Clawback Policy that Applies to Certain Incentive Awards.	X	No Hedging or Pledging of Company Stock.

Elements of Executive Compensation Program

Overview

This section describes the major elements of our compensation program for the NEOs and discusses the objectives, processes and decisions underlying the compensation of the NEOs. Each element fulfills one or more of our executive compensation objectives disclosed under "Executive Compensation Philosophy."

The principal elements of our executive compensation program for Fiscal 2017 were:

•	base salary;

•	annual cash incentive opportunity; and

•	performance and time-based stock options that vest over two to three years.

While we also provide benefits to our NEOs, they are consistent with those provided to other eligible full-time employees. We also provide nominal perquisites of limited economic value to some of our NEOs.

Base Salary

The Committee establishes base salaries at levels designed to enable us to attract and retain talented executives. The Committee determines executive base salaries based on the executive’s role, experience, individual performance and market data.

Annual merit increases are not automatic or guaranteed. Any merit increase for our CEO is determined by our Board, based on the recommendation of the Committee following its evaluation of the CEO's and the Company's performance. Merit increases for the other NEOs are determined by the Committee, with input and recommendations from our CEO. Any such increases are a reflection of the Committee's evaluation of both the NEO's and the Company's performance.

None of the executives who were NEOs during Fiscal 2017 received a merit increase in Fiscal 2017. In connection with his being appointed interim Chief Financial Officer, in addition to his role as Vice President, Controller, Mr. Ungerman received an annual salary increase of $20,000 in July 2017.

Annual Incentive Program (“AIP”) Compensation

Overview. AIP compensation is performance-based, at-risk compensation intended to motivate and reward executives for the attainment of goals that are measured typically over a twelve-month period. In Fiscal 2014, the Committee adopted, and our stockholders approved, the Christopher & Banks Corporation 2014 Annual Incentive Plan for our employees (the “Annual Incentive Plan”). The primary objective of our Annual Incentive Plan is to provide incentives annually for our key employees to achieve our strategic and/or financial goals. This is consistent with our pay-for-performance philosophy. Historically, under our annual incentive programs, the Committee each fiscal year sets one or more financial goals or metrics against which actual results are measured to determine whether, and in what amounts, incentives would be paid.

Fiscal 2017 AIP ("FY17 AIP") Design. The design of the FY17 AIP returned to the Company's historical practice of using performance measures based on results for the entire fiscal year. In Fiscal 2016, the Company's annual incentive program had a split fiscal year program with a Spring (the first six fiscal months) and a Fall (the last six fiscal months) performance component. The primary reason for the change in Fiscal 2017 was a reflection that annual performance targets were more appropriate given the anticipated change in the Company's merchandising strategies and operations in connection with the CEO transition that occurred shortly before the beginning of Fiscal 2017. All of the NEOs were participants in the FY17 AIP, other than Joel Waller.

The FY17 AIP design also reflected that that the Company's operating plan for Fiscal 2017 was estimated to generate positive operating income versus the negative operating income in Fiscal 2016, and the Committee's belief that (i) given the Company's continued focus on improved operating income, the awards at Target performance should be at or near market-based levels; (ii) a challenging FY17 AIP would be both a significant motivational tool for our NEOs, as well as other members of management; and (iii) there was an appropriate allocation of earnings between stockholders (through reinvestment in the Company) and employees based on the FY17 AIP performance metrics and the potential amount of the incentive awards.

The FY17 AIP design consisted of both a cash incentive and a performance-based stock option award with stated amounts at Threshold and Target, with the awards capped at Target (see below for a discussion of the FY17 AIP performance metric). For performance between Threshold and Target, the amount of the cash incentive and number of stock options would be interpolated. For the NEOs participating in the program, the award at Threshold represented 12.5% of their potential award at Target. The total incentive award at Target (using a presumed value of $1.50 for the stock options) represented at the time of grant, 75%, 50% and 30% of the individual's salary in the case of the Executive Vice President, Senior Vice Presidents and Vice President, respectively. The performance-based stock option awards were granted on March 16, 2017, with an exercise price per option share of $1.28, the closing price of one share of common stock of the Company on the NYSE on the date of grant.

The cash incentive component, if any, would be calculated and paid, and 50% of the performance-based stock options earned would vest, if at all, following a determination by the Compensation Committee that operating income for Fiscal 2017 was at or above Threshold. The remaining 50% of the stock options earned, if any, would vest on March 16, 2019.

FY17 AIP Performance Metric and Results.

In approving the FY17 AIP, the Committee selected operating income as the sole metric on which the FY17 AIP was based, as it was a key component of the Company's FY17 operating plan and a metric that the Committee considered to be of significant importance to the Company's stockholders.

"Operating Income" was defined, for purposes of the FY17 AIP, as "income before interest and taxes as reported in the Company's audited financial statements, but excluding the impact (whether positive or negative) thereon of any change in accounting standards, impairment charges or extraordinary items."

In order to establish an appropriate relationship between actual Company performance and the NEOs’ potential FY17 AIP - related compensation, the Committee established a Threshold (entry point) and a Target for the metric.

The Committee set the Target performance level for Operating Income at $6.6 million, which represented achievement (before payment of any incentive awards) of the Company’s Fiscal 2017 operating plan, as reflected in the Budget approved by the Board for Fiscal 2017. The Committee set the Threshold performance level for Operating Income at $0.0 million, which represented break-even Operating Income (before payment of any incentive awards). Both the Operating Income Threshold and Target performance levels represented substantial improvement over actual Fiscal 2016 Operating Income results.

The Committee desired to place a meaningful portion of a participating NEO’s annual target compensation at risk, thereby aligning the NEO’s compensation both with the Company’s performance, and with our stockholders’ interests.

The table below shows the cash incentive amount and number of stock options that each of the NEOs would have earned at Threshold and Target-level Operating Income performances under the FY17 AIP.

	Threshold		Target
	Cash	Number of Stock Options	Cash	Number of Stock Options
Marc Ungerman	$4,233	2,688	$33,865	21,500
Pete Michielutti	$23,438	15,625	$187,500	125,000
Monica Dahl	$11,406	7,604	$91,250	60,833
Luke Komarek	$10,094	6,729	$80,750	53,833
Michelle Rice	$9,844	6,563	$78,750	52,500

The Company's Operating Income did not meet the Threshold performance level. Therefore, no cash incentive was paid to any NEO for Fiscal 2017, and all of the performance-based stock option awards made to the NEOs were forfeited.

Long-Term Equity Incentive Compensation

Program Design. The primary objectives of our long-term equity incentive program ("LTIP") are to:

•
align executive interests with stockholder interests by conditioning a meaningful portion of the executive’s target compensation on the performance of the Company's stock price, thereby ensuring that realized compensation reflects positive changes in stockholder value over time;

•
reward our executives for stock price appreciation over the long-term, rather than focusing solely on short-term financial success, thereby mitigating incentives for management to pursue short-term objectives; and

•	attract, motivate, reward and retain key executives in a competitive market for talent.

In general, the Committee determines whether to grant long-term equity incentive awards to our executive officers shortly following each fiscal year-end.

As Mr. Waller had received employee inducement equity awards in connection with his joining the Company in January 2017 as Interim President and CEO, he did not participate in the LTIP for Fiscal 2017.

Fiscal 2017 LTIP ("FY17 LTIP"). The LTIP equity awards granted by the Committee in Fiscal 2017 to the NEOs, other than our CEO, were a time-based non-qualified stock option that vests in one-third increments on the first three anniversaries of the date of grant. The exercise price of these stock options is $1.28 per option share, which represents the closing price on the NYSE of one share of the Company's common stock on the date of grant. The number of options granted were as follows: Pete Michielutti, 120,000; Marc Ungerman, 45,000; Monica Dahl, 90,000; Luke Komarek, 75,000; and Michelle Rice, 90,000. Using a Black-Scholes value of $0.90 per option, the awards represented between 19% and 26% of the individual's annual salary on the date of the Award.

The Committee’s practice for making equity awards to the NEOs is to determine the value of compensation that it desires to provide in the form of equity, both as part of the total target compensation for that NEO and, in the aggregate, to all NEOs. As part of this process, our CEO and the Senior Vice President, Chief Human Resources Officer, recommends to the Committee, for executives other than the CEO, the award level and types of equity awards. The Committee then reviews that recommendation and considers the value of such awards to each of the NEOs, as well as the criteria described below under “Analysis”.

Analysis. The Committee believes that the use of long-term equity incentives as a significant component of total compensation is consistent with our philosophies of aligning the interests of our executive officers with those of our stockholders and of pay-for-performance. The determination of the targeted value of equity awards at the time of grant includes consideration by the Committee of the following factors: (i) the executive officer’s performance; (ii) level of responsibility; (iii) award value; (iv) historical grant practices; (v) the costs and potential dilution to stockholders of the program; (vi) recent and projected financial performance; (vii) targeted total compensation; and (viii) incentive and retention objectives.

For Fiscal 2017, all of the equity awards granted to the NEOs were part of the annual equity awards granted in March 2017, except for the equity award granted to Mr. Waller in January 2018 in connection with the extension of his service as interim President and CEO (discussed further below). The specific number of non-qualified stock options that were awarded to each of the NEOs in Fiscal 2017 is set forth in the “Grants of Plan-Based Awards for Fiscal 2017” table at page 25 of this proxy statement.

Benefits and Perquisites

Primary Benefits. The NEOs are eligible to participate in the same employee benefit plans in which all other eligible full-time employees are eligible to participate. These plans include medical, dental, life insurance, disability and a qualified retirement savings plan to which the Company made a discretionary matching contribution of up to 2.5% of eligible earnings for calendar 2017 on behalf of participating employees. The Company does not maintain any benefit programs which are exclusive to executives (other than nominal perquisites and severance agreements as discussed below).

Perquisites. Perquisites represent a nominal component of our overall executive compensation program. The Committee does not view perquisites to be an important element of the executive compensation program. Pursuant to the terms of his Employment Agreement, Mr. Waller was reimbursed $4,294 for personal commuting expenses between Rancho Mirage, California and Minneapolis, Minnesota in Fiscal 2017. Ms. Rice received the benefit of a Company-leased vehicle for Fiscal 2017 valued at $1,787. Detailed information regarding the personal benefits and perquisites paid to the NEOs in Fiscal 2017 is provided in footnote 5 to the “Summary Compensation Table” at page 24 of this proxy statement.

Compensation Methodology

Committee Independence

The Committee is composed entirely of independent directors, as determined under the applicable SEC and NYSE rules, and the regulations promulgated under Section 162(m) of the Code. The Committee oversees our executive compensation and incentive programs and sets the compensation for the NEOs, except that the compensation of the CEO is recommended by the Committee and approved by all of the non-executive members of the Board. The Committee annually reviews the components of compensation for our CEO and other executive officers. In making its compensation decisions, the Committee takes into account the recommendations of the CEO as described above. Other than providing such recommendations, our CEO does not participate in the Committee’s decisions regarding executive compensation. All such decisions are made by the Committee or the independent members of the Board.

Use of Independent Compensation Consultants

The Committee periodically retains an external, independent compensation consultant for objective advice and assistance on executive compensation matters. In Fiscal 2017, it engaged Frederic W. Cook & Co., Inc. ("F.W. Cook") on a limited basis to provide consultation and assistance to the Committee in connection with the Company's search for a CEO. F.W. Cook provided a competitive analysis of target total direct compensation opportunities among the CEOs within the Company's peer group (as discussed below), together with key compensation considerations and potential offer terms for a potential new CEO. F.W. Cook did not perform any other services for the Company in Fiscal 2017.

The Committee has sole authority to (i) hire F.W. Cook; (ii) approve its compensation and the appropriate funding by the Company for such compensation; (iii) determine the nature and scope of F.W. Cook’s services; (iv) evaluate F.W. Cook’s performance; and (v) terminate F.W. Cook’s engagement.

The Committee annually assesses the independence of its external compensation consultant(s), taking into account the various factors required for consideration under NYSE and SEC listing standards for advisor independence.

F.W. Cook has provided the Committee with appropriate assurances and confirmation of their independent status. The Committee believes that F.W. Cook was independent throughout its service to the Committee, and that there was no conflict of interest between F.W. Cook and the Committee.

Compensation Peer Group

Periodically, the Committee conducts a review of the peer group used to benchmark executive compensation at the Company and revises the peer group as circumstances warrant. The Committee considers the following factors when assessing the appropriate peer group: how similar is the peer company's business to that of Christopher & Banks; the market cap, annual revenues and the number of retail stores it has; and whether Christopher & Banks is in its compensation peer group, as well as the overall number of companies to be included in the peer group. The Committee conducted its last such review in September 2017 and, following that review, the Committee determined that the Company's compensation peer group was the following 14 companies:

• Boot Barn Holdings, Inc.	• Destination Maternity Corporation	• Shoe Carnival, Inc.
• Build-A-Bear Workshop, Inc.	• Destination XL Group, Inc.	• Tilly’s, Inc.
• The Buckle, Inc.	• Francesca’s Holdings Corp.	• Vera Bradley, Inc.
• The Cato Corporation	• J. Jill, Inc.	• Zumiez, Inc.
• Citi Trends, Inc.	• New York & Company, Inc.
Executive Evaluation Process

CEO. The Committee and the Board typically review our CEO’s performance against pre-established financial, operational, strategic and individual goals for the prior fiscal year. Our CEO is responsible for sharing with the Board and the Committee accomplishments with respect to the fiscal year just completed, as well as proposed objectives for the upcoming year. The Committee reviews the CEO’s goals and overall performance, and reviews and discusses its observations with the Board. Our CEO does not play a role in this process, other than discussing the performance of the Company and the status of the CEO's goals for the fiscal year.

Mr. Waller's compensation is discussed below under "Amended Employment Agreement with Joel Waller".

Other NEOs. The Committee consults with the CEO concerning the performance of the Company’s other executive officers, including each of the other NEOs. The Committee approves the compensation of such officers, taking into account the recommendations of the CEO. Our CEO and Senior Vice President, Chief Human Resources Officer assist the Committee in reaching compensation decisions regarding executives. Our NEOs do not play a role in determining their own compensation, other than discussing their annual performance reviews with the CEO; however our CEO and certain of the NEOs make recommendations regarding performance goals under our AIP and LTIP programs for the Committee's review and consideration. The Committee reviews the recommendations and approves the AIP and LTIP programs in such form as it determines, in its sole discretion, to be in the best interests of our stockholders.

Compensation Recovery or “Clawback” Policy

In November 2015, the Board adopted the Christopher & Banks Corporation Recoupment Policy (the “Clawback Policy”). The Clawback Policy applies to “Incentive Compensation”, as defined in the Clawback Policy, paid or provided to current or former executive officers and to current or former officers of the Company with the title of Vice President or above (“Covered Executives”). Incentive Compensation includes cash and stock-based compensation that is granted, earned or vests based on the attainment of a financial metric.

In the event the Company is required to restate its financial statements due to the Company’s material noncompliance with the federal securities laws as a result of fraud or misconduct, the Company will, unless impracticable, require reimbursement or forfeiture from a Covered Executive of any excess Incentive Compensation for the three fiscal years immediately preceding the date on which the Company is required to prepare such an accounting restatement.

Prohibition on Derivatives Trading and Hedging and Pledging of Our Securities

Our Stock Trading Policy prohibits all directors and officers, including the NEOs, from trading in any puts, calls, covered calls or other derivative products involving any Company securities. Additionally, our policy prohibits these individuals from engaging in any hedging transactions with respect to any Company securities, which includes the purchase of certain instruments (including “cashless collars”, forward sales contracts, equity swaps or any other similar instruments) designed to hedge, monetize or offset any decrease in the market value of such securities. The policy also prohibits our officers and directors from pledging, or using as collateral, Company securities in order to secure personal loans or obligations, which includes holding shares of Company stock in a margin account.

Stock Ownership Guidelines

We believe that our executive officers should have a meaningful equity stake in the Company to ensure that their interests are aligned with those of our stockholders. To that end, our Board has adopted stock ownership guidelines that define stock ownership expectations for our executive officers. Under these guidelines, executive officers are expected to own shares of our Common Stock at certain levels within five years of becoming an executive officer.

By the fifth year of service as an executive officer, these guidelines call for:

•	the CEO to hold shares of our Common Stock equal in value to at least one times her or his annual salary;

•	each Executive Vice President to hold shares of our Common Stock equal in value to at least .75 times her or his annual salary;

•	each Senior Vice President to hold shares of our Common Stock equal in value to at least .5 times her or his annual salary; and

•	each Vice President to hold shares of our Common Stock equal in value to at least .25 times her or his annual salary.

The Committee intends to continue its practice of periodically reviewing the stock ownership guidelines in conjunction with future equity incentive programs and its overall compensation strategy.

The Board has also established stock ownership guidelines for non-employee directors, which are discussed on page 5 of this proxy statement.

Section 162(m) Policy

Under Section 162(m) of the Code, we must meet specific requirements related to our performance and must obtain stockholder approval of certain compensation arrangements in order for us to deduct fully, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain NEOs. Effective for awards made on or after the beginning of our fiscal year 2018 (i.e., February 4, 2018), this provision of the Code was repealed and no longer applies.

The Company’s Annual Incentive Plan and Stock Incentive Plan were designed to comply with Section 162(m), and were approved by the Company's stockholders. Awards granted under those plans, prior to the repeal of Section 162(m), were also designed to enable the Company to deduct the compensation paid or attributable thereunder for federal income tax purposes.

The compensation paid in Fiscal 2017 subject to the Section 162(m) regulations did not exceed $1,000,000 for any of the NEOs. Therefore, all such compensation should be deductible for federal income tax purposes.

Employment and Severance Agreements with Named Executive Officers

As described below, we have entered into an amended employment agreement with Mr. Waller and have severance (but not employment) agreements with our other NEOs.

Amended Employment Agreement with Joel Waller

In connection with Mr. Waller's joining the Company as interim President and CEO, the Company entered into, effective as of January 17, 2017, an employment agreement with Mr. Waller (the "Waller Agreement") and elected him to the Board. As the Waller Agreement was set to terminate on January 17, 2018, effective as of January 15, 2018, Mr. Waller and the Company entered into an amended employment agreement. On February 1, 2018, Mr. Waller and the Company further amended the amended employment agreement (as so amended through February 1, 2018, the "Amended Waller Agreement"). The principal terms of the Amended Waller Agreement are as follows:

•
Term. The Amended Waller Agreement commenced effective as of January 15, 2018, and terminates upon the later to occur of (i) October 17, 2018; or (ii) the date on which the Company's new CEO, in consultation with the Board, notifies Mr. Waller that his services as a consultant pursuant to the Amended Waller Agreement are no longer needed (the "Determination Notice").

•
Conversion to a Consulting Role and Continued Board Services. In connection with the Company's search for a new CEO, Mr. Waller agreed to serve as a consultant to the Company in the event a new CEO was hired prior to January 17, 2019. In connection with Keri Jones joining the Company as President and CEO on March 12, 2018, Mr. Waller is now serving as a consultant and a member of the Board. Mr. Waller will continue as a member of the Board until receipt of the Determination Notice.

•
Compensation Terms. Mr. Waller is entitled to (i) be paid an annualized salary of $600,000 through July 17, 2018, whether he is serving as interim CEO or a consultant; (ii) after July 17, 2018, to be paid $25,000 per month until the later of October 17, 2018 or the date of receipt of the Determination Notice; (iii) while he remains employed by the Company, participate in the employee benefits plans and programs generally applicable to senior executives of the Company, other than any annual or other short-term incentive compensation plan or program; (iv) reimbursement of expenses for commuting periodically between Rancho Mirage, California and Plymouth, Minnesota, in an amount not to exceed $10,000 in the aggregate while serving as interim CEO (calculated from January 15, 2018); and (v) the equity and performance bonus awards described below.

•	Equity and Performance Bonus Awards. Effective January 15, 2018, in connection with the extension of Mr. Waller's employment as interim CEO, the Board granted to Mr. Waller the following awards:

•
a grant of a non-qualified stock option to acquire 375,000 shares of the Company's common stock under the 2014 Stock Incentive Plan at an exercise price of $1.26 per share, which represents the closing price of one share of Company stock on the NYSE on January 15, 2018. The option has a five-year term and will vest upon the earlier to occur of: (i) October 17, 2018; and (ii) the termination of Mr. Waller's employment without "Cause" (as defined in the award agreement) due to a "Change-in-Control" (as defined in the award agreement) of the Company (the "Vesting Period"). The stock options will be exercisable after vesting and following Mr. Waller's employment termination (assuming such termination is not for Cause) for the lesser of (i) three-years following the employment termination date; and (ii) the remaining term of the option (the "Exercise Period"). In the event of his death or "Disability" (as defined in the award agreement) prior to the end of the Vesting Period, Mr. Waller or his estate will be able to exercise, during the Exercise Period, a pro rata portion of the options equal to 375,000 multiplied by the number of full monthly periods he was employed prior to his employment termination date and divided by 9; and

•
a cash performance bonus award which will vest, if at all, in two tranches: one tranche, having a value of $250,000, will vest if, on any date prior to the "Vesting Date" (as defined below), the Company's common stock has a closing price equal to or greater than $2.50 per share on the NYSE, and the second tranche, having a value of $350,000, will vest if, on any date prior to the Vesting Date, the Company's common stock has a closing price equal to or greater than $3.50 per share on the NYSE. If a threshold is not met, the award subject to such threshold will be forfeited. "Vesting Date" means the earlier of the twelve-month anniversary of (i) Mr. Waller's last day of service as interim CEO due to his death or disability; (ii) Mr. Waller's last day of service as interim CEO, due to the commencement of employment of a new CEO, if Mr. Waller elects not to provide consulting services to the Company under the Amended Waller Agreement; and (iii) if Mr. Waller is providing consulting services to the Company under the Amended Waller Agreement as of the date a new CEO commences employment, the last day of consulting services provided by Mr. Waller to the Company, such determination to be made by the new CEO, in consultation with the Board.

•
Restrictive Covenants. In consideration for the payments and benefits provided under the Amended Waller Agreement, Mr. Waller agreed to certain restrictive covenants to protect the Company, including restrictions on post-termination disclosure of confidential information, competitive activity and solicitation of the Company's employees.

Severance Agreements with Other NEOs

We also have severance agreements with each of the other NEOs. These agreements provide for severance benefits in the event the NEO's employment is terminated by the Company without "Cause" (as defined in the applicable agreement) or in connection with a "Change-in-Control" (as defined in the applicable agreement). The type and amount of payments vary for the NEOs and also by the nature of the termination, and require a "double trigger" in connection with a change-in-control.

The Company provides these involuntary termination severance benefits to protect the NEO from events outside his or her control and to offer compensation packages similar to those provided in the retail market for comparable executive talent. In addition, the Company provides these benefits to protect the Company against disruption in the event of a change-in-control as these severance benefits allow the NEOs to assess takeover bids objectively without regard to the potential impact on his or her job security. The Committee believes that these severance agreements serve as an important retention element of the compensation package provided to the NEOs but does not consider severance benefits to be a significant factor in determining annual total compensation. The potential severance benefits payable to our NEOs are described in “Potential Payments upon Termination or a Change-in-Control” on pages 29-30 of this proxy statement.

Retention Agreement with Marc Ungerman

In connection with Mr. Ungerman's election as interim Chief Financial Officer, the Company entered into a retention agreement (the "Retention Agreement") with Mr. Ungerman. The Retention Agreement provides that, if Mr. Ungerman remains employed with the Company through July 17, 2018, he will receive a cash retention bonus in the amount of $50,000 (the "Retention Bonus"). The Retention Bonus amount is payable in a lump sum, provided Mr. Ungerman is actively employed by the Company on July 17, 2018. If Mr. Ungerman resigns or is terminated for "Cause", as defined in the Retention Agreement, prior to July 17, 2018, he will not be eligible for the Retention Bonus. If the Company terminates Mr. Ungerman, other than for "Cause", prior to July 17, 2018, Mr. Ungerman will be entitled to a pro-rated portion of the Retention Bonus.

Compensation Committee Report

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” section set forth above with our management. Based on this review and discussion with management, the Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in our Report on Form 10-K for the period ended February 3, 2018.

Members of the Compensation Committee

Kent Kleeberger, Chair
Jonathan Duskin
William Sharpe, III
Laura Weil

Compensation Risk Analysis

The Committee, with the input of management, continues to actively engage in reviewing and modifying aspects of the Company’s executive compensation program in light of the current business environment and the Company’s recent and projected financial performance. As part of that analysis, the Committee has considered and discussed potential risks that could arise from the Company’s compensation policies and practices and the extent to which any of those risks could be reasonably likely to have a material adverse effect on the Company. Based on that review and analysis, the Committee believes that the Company’s compensation program reflects an appropriate mix of compensation elements that balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executives’ roles. The following items illustrate this point:

•	all members of the Committee are independent within the meaning of the NYSE listing standards;

•
the Committee approves goals and objectives in our incentive programs that the Committee believes are reasonable and can be achieved by our executive officers without taking undue risks for the Company;

•	equity and cash incentives typically provide for a defined range of payout opportunities and the potential award value is capped, which mitigates undue risk;

•	the Committee reviews and determines annually the design of our incentive and equity award programs, including any applicable performance goals under such programs;

•	the Committee periodically receives advice from an independent compensation consultant;

•
the Company’s Stock Trading Policy requires our executives to pre-clear trades in our stock and only trade during pre-established windows; it also prohibits our executives from hedging the Company’s stock, pledging the Company’s stock or engaging in transactions involving derivative products related to the Company’s stock;

•	certain incentive-based compensation is subject to the Company’s Clawback Policy;

•
equity incentive awards are granted annually with multi-year vesting, so executives typically have equity awards that are unvested and which could decrease in or have no value if our business is not managed for the long-term; and

•	we provide periodic training on our Code of Conduct to educate our employees as to appropriate behaviors and the consequences of taking inappropriate actions.

Based on the above combination of items, the Committee, with the input of management, believes that (i) our executives are encouraged to manage the Company prudently; and (ii) our incentive programs are designed in a manner to encourage our senior business leaders not to take risks that are inconsistent with the Company’s best interests or that are reasonably likely to have a material adverse effect on the Company.

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Compensation Tables

Summary Compensation Table

The following table shows the cash and non-cash compensation for Fiscal 2017 and the previous two fiscal years that was awarded to or earned by individuals who served as our CEO or Chief Financial Officer during Fiscal 2017 and each of our three other most highly compensated executive officers who were serving as executive officers at the end of Fiscal 2017 (collectively the “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation($)(4)	All Other Compensation ($)(5)	Total ($)
Joel Waller	2017	600,000	—	—		274,013		—	4,294	878,307
Former Interim President and Chief Executive Officer(6)(7)	2016	20,769	—	284,000	(8)	335,063		—	1,593	641,425

Marc Ungerman	2017	225,769	—	—		49,702	(9)	—	4,521	279,992
Interim Chief Financial Officer and Vice President, Controller

Pete Michielutti	2017	230,769	—	—		183,113	(9)	—	8,466	422,348
Former Executive Vice President, Chief Operating	2016	500,000	—	25,294		97,597		126,000	5,288	754,179
Officer and Chief Financial Officer (10)	2015	500,000	—	229,993	(11)	—		—	6,250	736,243

Monica Dahl	2017	365,000	—	—		112,733	(9)	—	6,750	484,483
Senior Vice President, Chief Marketing	2016	362,692	—	16,863		65,073		60,545	6,625	511,798
Officer, Omni-Channel and Public Relations	2015	350,000	—	139,995	(11)	—		—	6,625	496,620

Luke Komarek	2017	323,000	—	—		96,290	(9)	—	5,901	425,191
Senior Vice President,	2016	321,769	—	16,863		65,073		53,850	6,625	464,180
General Counsel and Corporate Secretary	2015	311,923	—	139,995	(11)	—		—	6,625	458,543

Michelle Rice	2017	315,000	—	—		106,505	(9)	—	2,696	424,201
Senior Vice President,	2016	315,000	—	16,863		65,073		52,920	3,886	453,742
Chief Stores Officer	2015	310,385	—	129,996	(11)	—		—	5,383	445,764

(1)
We generally do not pay our NEOs discretionary bonuses or bonuses that are subjectively determined; we did not pay any such bonuses to any of our NEOs in any of the three most recently completed fiscal years.

(2)
The amounts shown in this column represent the grant date fair values of performance-based restricted stock unit awards at Target performance and/or time-based restricted stock awards made in Fiscal 2016 and Fiscal 2015, calculated in accordance with ASC 718 and based on the closing share price of our Common Stock on the date of grant. Additional information related to the calculation of the grant date fair value is set forth in Note 5 of the “Notes to the Consolidated Financial Statements” included in our 10-K Report.

(3)
The amounts shown in this column represent the grant date fair values of non-qualified stock option awards. In accordance with ASC 718, the grant date fair values for these awards have been determined using the Black-Scholes method and are based on the assumptions presented in Note 5 of the “Notes to the Consolidated Financial Statements” included in our 10-K Report.

(4)	The amounts shown in this column represent amounts awarded and earned under the Company’s annual incentive plan for Fiscal 2016.

(5)	All other compensation for Fiscal 2017 consisted of the following:

Name	Accrued Vacation Payout	Auto Allowance/ Car Lease		401(k) Matching Contributions (A)	Personal Expense Payments		Total

Joel Waller	—	—		—	4,294	(B)	4,294
Marc Ungerman	—	—		4,521	—		4,521
Pete Michielutti	4,976	—		3,490	—		8,466
Monica Dahl	—	—		6,750	—		6,750
Luke Komarek	—	—		5,901	—		5,901
Michelle Rice	—	1,787	(C)	909	—		2,696

(A)
Represents the amount of the Company’s discretionary matching contributions to the Company’s 401(k) Plan, including the amount of the contribution, if any, that was subsequently paid directly to the individual in order for the 401(k) Plan to meet, for calendar 2017, the average deferral percentage and actual contribution percentage tests prescribed by the Department of Treasury.

(B)	Represents reimbursement for personal commuting expenses in Fiscal 2017 per the terms of Mr. Waller's Employment Agreement.

(C)	Represents the taxable amount added to Ms. Rice’s income based on personal use of a vehicle leased by the Company for her use.

(6)	Mr. Waller does not receive any compensation for his service as a member of the Board.

(7)	Mr. Waller became interim President and CEO on January 17, 2017 and his service in that role ended on March 12, 2018 when Keri Jones joined the Company as President and CEO.

(8)	The amount includes the total value of a performance-based restricted stock award which consists of two tranches of 100,000 shares each.

(9)
The amounts include the grant date fair values at Target, the maximum performance level, for performance-based non-qualified stock options granted on March 16, 2017 as follows: Mr. Ungerman $16,069; Mr. Michielutti $93,425; Ms. Dahl $45,467; Mr. Komarek $40,235; and Ms. Rice $39,239.

(10)	Mr. Michielutti resigned his employment with the Company effective as of July 14, 2017.

(11)
The amounts include the grant date fair values of the Target payout amounts for performance-based restricted stock unit awards for Fiscal 2015 as follows: Mr. Michielutti $172,496; Ms. Dahl $104,996; Mr. Komarek $104,996; and Ms. Rice $97,500. The grant date fair value of the maximum potential payout amounts for the Fiscal 2015 performance-based restricted stock unit awards is as follows: Mr. Michielutti $344,993; Ms. Dahl $209,992; Mr. Komarek $209,992; and Ms. Rice $195,000.

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Grants of Plan-Based Awards for Fiscal 2017

The following table provides information regarding the grants of plan-based awards made to the NEOs during Fiscal 2017.

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

Joel	1/11/2018	1/15/2018	—	—	—	—		—		—	—	375,000	(4)		1.26	274,013
Waller

Marc	N/A	N/A	4,233	33,865	N/A	—		—		—	—	—			—	—
Ungerman	3/14/2017	3/16/2017	—	—	—	—		—		—	—	45,000	(5)		1.28	33,633
	3/14/2017	3/16/2017	—	—	—	2,688	(6)	21,500	(6)	N/A	—	—			1.28	16,069

Pete	N/A	N/A	23,438	187,500	N/A	—		—		—	—	—			—	—
Michielutti	3/14/2017	3/16/2017	—	—	—	—		—		—	—	120,000	(5)	(7)	1.28	89,688
	3/14/2017	3/16/2017	—	—	—	15,625	(7)	125,000	(7)	N/A	—	—			1.28	93,425

Monica	N/A	N/A	11,406	91,250	N/A	—		—		—	—	—			—	—
Dahl	3/14/2017	3/16/2017	—	—	—	—		—		—	—	90,000	(5)		1.28	67,266
	3/14/2017	3/16/2017	—	—	—	7,604	(6)	60,833	(6)	N/A	—	—			1.28	45,467

Luke	N/A	N/A	10,094	80,750	N/A	—		—		—	—	—			—	—
Komarek	3/14/2017	3/16/2017	—	—	—	—		—		—	—	75,000	(5)		1.28	56,055
	3/14/2017	3/16/2017	—	—	—	6,729	(6)	53,833	(6)	N/A	—	—			1.28	40,235

Michelle	N/A	N/A	9,844	78,750	N/A	—		—		—	—	—			—	—
Rice	3/14/2017	3/16/2017	—	—	—	—		—		—	—	90,000	(5)		1.28	67,266
	3/14/2017	3/16/2017	—	—	—	6,563	(6)	52,500	(6)	N/A	—	—			1.28	39,239

(1)
The amounts in these columns show the potential payout, if any, for each NEO under the FY17 AIP (calculated as a percent of the NEO's salary for the applicable bonus period) if the Threshold or Target goals, as applicable, are met. These potential payouts are performance-driven and at risk and there was no incentive payout under the FY17 AIP. See pages 15-16 in this proxy statement for a description of the performance goals and the method of calculating potential payouts under the FY17 AIP.

(2)	The awards in this column were made pursuant to the Stock Incentive Plan.

(3)
The dollar values of stock options disclosed in this column are equal to the grant date fair values computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair values is set forth in Note 5 of the “Notes to the Consolidated Financial Statements” included in the 10-K Report. The value listed for the awards under the "Estimated Future Payouts Under Equity Incentive Plan Awards" are based on Target.

(4)
The option will vest upon the earlier to occur of: (i) October 17, 2018 whether or not Mr. Waller is serving as an employee or consultant to the Company and (ii) termination of Mr. Waller's employment without "Cause" (as defined in the award agreement) due to a "Change-in-Control" (as defined in the award agreement) of the Company.

(5)	Options vest as to one-third of the shares on March 16, 2018, March 16, 2019, and March 16, 2020; assuming the NEO remains employed on such dates.

(6)	All of these options were forfeited as the Company did not achieve the Threshold (entry point) with respect to the operating income performance metric.

(7)	The unvested equity awards held by Mr. Michielutti were forfeited on July 14, 2017, the date his employment with the Company ended.

Outstanding Equity Awards at the End of Fiscal 2017

The following table sets forth certain information concerning equity awards held by each NEO as of the last day of Fiscal 2017.

	Option Awards									Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)		Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Options That Have Not Vested (2)	Number of Shares of Stock or Units That Have Not Vested (#)		Market Value of Shares of Stock or Units That Have Not Vested ($)(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Joel	375,000	—		1.42		1/17/2022	—		—	—		—	—		—
Waller	—	375,000	(5)	1.26		1/15/2023	—		—	—		—	—		—
	—	—		—		N/A	—		—	—		—	200,000	(6)	248,000

Marc	10,406	5,203	(7)	1.39		11/12/2025	—		—	—		—	—		—
Ungerman	14,337	28,672	(8)	2.12	(9)	9/1/2026	—		—	—		—	—		—
	—	45,000	(10)	1.28		3/16/2027	—		—	—		—	—		—
	—	—		1.28		3/16/2022	21,500	(11)	16,069	—		—	—		—
	—	—		—		—	—		—	2,997	(12)	3,716	—		—
	—	—		—		—	—		—	3,930	(13)	4,873	—		—

Pete	—	—		—		—	—		—	—		—	—		—
Michielutti

Monica	15,000	—		10.56		4/14/2018	—		—	—		—	—		—
Dahl	20,200	—		10.80		4/19/2020	—		—	—		—	—		—
	31,483	—		6.28		4/18/2021	—		—	—		—	—		—
	36,995	—		1.91		3/29/2022	—		—	—		—	—		—
	9,301	—		6.25		3/15/2023	—		—	—		—	—		—
	28,673	57,346	(8)	2.12	(9)	9/1/2026	—		—	—		—	—		—
	—	90,000	(10)	1.28		3/16/2027	—		—	—		—	—		—
	—	—		1.28		3/16/2022	60,833	(11)	45,467	—		—	—		—
	—	—		—		N/A	—		—	2,205	(14)	2,734	—		—
	—	—		—		N/A	—		—	7,861	(13)	9,748	—		—

Luke	7,500	—		10.56		4/14/2018	—		—	—		—	—		—
Komarek	35,000	—		4.18		4/13/2019	—		—	—		—	—		—
	21,200	—		10.80		4/19/2020	—		—	—		—	—		—
	26,236	—		6.28		4/18/2021	—		—	—		—	—		—
	35,749	—		1.91		3/29/2022	—		—	—		—	—		—
	9,039	—		6.25		3/15/2023	—		—	—		—	—		—
	28,673	57,346	(8)	2.12	(9)	9/1/2026	—		—	—		—	—		—
	—	75,000	(10)	1.28		3/16/2027	—		—	—		—	—		—
	—	—		1.28		3/16/2022	53,833	(11)	40,235	—		—	—		—
	—	—		—		N/A	—		—	2,205	(14)	2,734	—		—
	—	—		—		N/A	—		—	7,861	(13)	9,748	—		—

Michelle	2,500	—		10.80		4/19/2020	—		—	—		—	—		—
Rice	14,400	—		6.18		12/27/2020	—		—	—		—	—		—
	26,236	—		6.28		4/18/2021	—		—	—		—	—		—
	34,399	—		1.91		3/29/2022	—		—	—		—	—		—
	8,646	—		6.25		3/15/2023	—		—	—		—	—		—
	28,673	57,346	(8)	2.12	(9)	9/1/2026	—		—	—		—	—		—
	—	90,000	(10)	1.28		3/16/2027	—		—	—		—	—		—
	—	—		1.28		3/16/2022	52,500	(11)	39,239	—		—	—		—
	—	—		—		N/A	—		—	2,047	(14)	2,538	—		—
	—	—		—		N/A	—		—	7,861	(13)	9,748	—		—

(1)
The option exercise prices in this column are equal to the respective closing price of one share of the Company’s Common Stock on the NYSE on the date of grant of the related option, except as noted in footnote 9.

(2)
The dollar value of stock options disclosed in this column are equal to the grant date fair values computed using the Black-Scholes method in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair values is set forth in Note 5 of the "Notes to the Consolidated Financial Statements" included in the 10-K Report.

(3)
The amounts in this column represent the number of shares of restricted stock indicated multiplied by the closing price of our Common Stock on the NYSE on February 2, 2018 ($1.24), the last business day of Fiscal 2017.

(4)
Dividends, if declared, are not paid on performance-based restricted stock unit awards until the performance-based restrictions lapse, and then only with respect to the shares as to which the restrictions have lapsed. Similarly, dividends are not paid on time-based restricted stock awards until the restrictions lapse.

(5)
The option will vest upon the earlier to occur of: (i) October 17, 2018 whether or not Mr. Waller is serving as an employee or consultant to the Company and (ii) termination of Mr. Waller's employment without "Cause" (as defined in the award agreement) due to a "Change-in-Control" (as defined in the award agreement) of the Company.

(6)
The restricted stock will vest, if at all, in two tranches: 100,000 shares will vest if, on any date prior to the "Vesting Date" (defined below), the Company's common stock has a closing price equal to or greater than $3.00 on the NYSE, and the second tranche of 100,000 shares will vest if, on any date prior to the Vesting Date, the Company's common stock has a closing price equal to or greater than $4.00 on the NYSE. "Vesting Date" means the earlier of the twelve-month anniversary of (i) Mr. Waller's last day of service as interim CEO of the Company due to his death or disability; (ii) Mr. Waller's last day of service as interim CEO, due to the commencement of employment of a permanent CEO, if Mr. Waller is not providing consulting services to the Company under a separate arrangement as of such date; and (iii) if Mr. Waller is providing consulting services to the Company under a separate arrangement as of the date a permanent CEO commences employment, the last day of consulting services provided by Mr. Waller to the Company, such determination to be made by the permanent CEO.

(7)	The options will vest on November 12, 2018; assuming the NEO remains employed by the Company on such date.

(8)	One-half of the options will vest on each of September 1, 2018 and September 1, 2019; assuming the NEO remains employed on such dates.

(9)
The option exercise price of $2.12 represents the highest closing price on the NYSE during the 30 trading days preceding the date of grant rather than the closing price on the NYSE on the date of grant which was $1.43.

(10)	One-third of the options will vest on each of March 16, 2018; March 16, 2019; and March 16, 2020; assuming the NEO remains employed on such dates.

(11)
The performance-based non-qualified stock options awarded in Fiscal 2017 are subject to forfeiture based on pre-determined corporate financial performance criteria for Fiscal 2017 as discussed on pages 15-16 of the “Compensation Discussion and Analysis” portion of this proxy statement. To the extent the performance-based restrictions may lapse, one-half of the shares will vest, on the date the performance-based restrictions lapse based on a determination that the Company’s financial performance has met or exceeded Threshold for the performance metric and the other half on the second anniversary of the date of grant. All of the performance-based non-qualified stock options were forfeited following the end of Fiscal 2017 as the Company did not meet Threshold.

(12)	The restricted stock will vest on November 12, 2018; assuming the NEO remains employed by the Company on such date.

(13)	One-half of the shares of restricted stock will vest on each of September 1, 2018 and September 1, 2019; assuming the NEO remains employed on such dates.

(14)	The restricted stock will vest on March 25, 2018; assuming the NEO remains employed by the Company on such date.

Option Exercises and Stock Vested for Fiscal 2017

The following table sets forth certain information concerning any stock options exercised and restricted stock awards that vested during Fiscal 2017 with respect to the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Joel Waller	—	—	—	—
Marc Ungerman	—	—	4,963	6,252
Pete Michielutti	—	—	7,562	9,808
Monica Dahl	—	—	7,982	10,362
Luke Komarek	—	—	7,982	10,362
Michelle Rice	—	—	7,363	9,579

(1)
The value realized upon vesting of the stock awards is based on the closing stock price of our Common Stock on the NYSE on the date the award vested, multiplied by the number of shares vesting on such date.

Equity Compensation Plan Information

The following table provides information regarding our Common Stock that may be issued under our equity compensation plans as of February 3, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2) (c)

Equity compensation plans approved by security holders	3,513,759		$2.05	1,152,088
Equity compensation plans not approved by security holders	575,000	(3)	$0.93	—
Total	4,088,759		$1.89	1,152,088

(1)	Includes the following equity compensation plans of the Company and the number of shares issuable upon exercise of outstanding options or the vesting of restricted stock granted under each plan:

Second Amended and Restated 2005 Stock Incentive Plan	725,956
2013 Directors' Plan	250,000
2014 Stock Incentive Plan	2,537,803
Total	3,513,759

(2)	Includes the following equity compensation plans of the Company and the number of shares remaining available for issuance under each plan:

2013 Directors' Plan	336,794
2014 Stock Incentive Plan	815,294
Total	1,152,088

The types of awards permitted under these two plans are stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

(3)
Amount represents employee inducement award grant of 375,000 non-qualified stock options and 200,000 shares of restricted stock to Joel Waller in connection with his joining the Company as interim President and CEO on January 17, 2017.

Potential Payments upon Termination or a Change-in-Control

Employment and Severance Agreements with the Named Executive Officers

Employment Agreement with Joel Waller. As more fully described on pages 19-20, we entered into an Employment Agreement with Mr. Waller, effective as of January 17, 2017, which agreement was subsequently amended effective January 15 and February 1, 2018. That amended agreement provides that in the event of Mr. Waller's termination by the Company, other than due to "Cause", his voluntary resignation for "Good Reason" or the hiring of a new CEO, the Company shall pay through October 17, 2018 the remaining portion of Mr. Waller's salary according to the Company's normal payroll schedule and shall also pay through October 17, 2018 the employer portion of any health, dental and other employee benefit program premiums, to the extent Mr. Waller is participating in such programs prior to an involuntary termination, or the cash equivalent if the benefit may not be continued after employment with the Company ceases.

Severance Agreements with the Other NEOs. As described on page 21, the Company has entered into severance agreements with each of the NEOs, other than Mr. Waller. The severance agreements provide that the NEO is and remains an at-will employee and thus may be terminated at any time with or without “Cause”, as such term is defined in the severance agreements. If the NEO is terminated without “Cause”, not in connection with a “Change-in-Control” as such terms are defined in the severance agreements, and executes a general release of claims in favor of the Company, the Company will be obligated to pay the NEO a severance payment, in the aggregate, which equals twelve months of the NEO's current salary or, if greater, twelve months of the NEO's highest annual salary at any time during the twelve months preceding the date of termination. In addition, the severance agreements provide that we will pay the Company portion of COBRA medical and dental premiums for a twelve-month period, if the NEO is a participant in such plans at the time of termination.

In the event of a termination by the Company or the NEO’s voluntary resignation for “Good Reason” within 180 days prior to or within twelve months after a “Change-in-Control” (as such terms are defined in the severance agreement) each of the NEOs (other than Mr. Waller and Mr. Michielutti) would be entitled to the following: the sum of (A) twelve months of her or his salary; (B) 1.0 times her or his then current on-target bonus; and (C) the value of twelve months of COBRA medical and dental premiums if participating in the Company's medical and dental plans.

The severance agreements also provide for a “cutback” such that any severance payment shall be reduced below the amount that would trigger an excise tax liability. The Company is not obligated to pay an “excise tax” under Section 4999 of the Code, and there are no tax “gross-up” provisions in the severance agreements.

Additionally, the severance agreements contain a provision prohibiting the NEO, during the period of her or his employment and, for twelve months after termination from (i) engaging in certain competitive activities; (ii) soliciting any employees either to leave his or her employment with the Company or its affiliates or to establish a relationship with a “competitor” (as such term is defined in the severance agreement); or (iii) soliciting, engaging or inducing a vendor or supplier of the Company to establish a relationship with a “competitor”.

Potential Payments as a Result of Termination or a Change-in-Control

The following table provides information regarding potential payments to be made to the NEOs in the event of a termination of employment as a result of (i) death; (ii) disability; (iii) an involuntary termination; (iv) a change-in-control; and (v) certain terminations following a change-in-control. For purposes of quantifying any payments or benefits, amounts are calculated only for individuals who were serving as an NEO on February 3, 2018, which is our fiscal year-end.

Mr. Waller is not entitled to any payments upon voluntary termination except with “Good Reason”, and the other NEOs are not entitled to any payments upon voluntary termination except with “Good Reason” following a “Change-in-Control”.

Estimated Payments on Termination or Change-in-Control Payments

		Event
Name	Type of Payment	Payments Upon Death or Disability ($)(1)	Payments Upon Change-in- Control ($)(1)	Payments Upon Involuntary Termination Pursuant to Agreement ($)		Payments Upon Involuntary Termination After a Change-in- Control Occurs ($)(2)
Joel Waller(3)	Cash Severance	—	—	419,178		419,178
	COBRA Premiums	—	—	—		—
	Acceleration of Restricted Stock	—	248,000	—		—
	Acceleration of Stock Options	—	—	—		—
	Total	—	248,000	419,178		419,178

Marc Ungerman	Cash Severance	—	—	262,534	(4)	330,034	(4)
	COBRA Premiums	—	—	—		—
	Acceleration of Restricted Stock	8,589	8,589	—		—
	Acceleration of Stock Options	—	—	—		—
	Total	8,589	8,589	262,534		330,034

Monica Dahl	Cash Severance	—	—	350,000		525,000
	COBRA Premiums	—	—	16,686		16,686
	Acceleration of Restricted Stock	12,482	12,482	—		—
	Acceleration of Stock Options	—	—	—		—
	Total	12,482	12,482	366,686		541,686

Luke Komarek	Cash Severance	—	—	323,000		484,500
	COBRA Premiums	—	—	—		—
	Acceleration of Restricted Stock	12,482	12,482	—		—
	Acceleration of Stock Options	—	—	—		—
	Total	12,482	12,482	323,000		484,500

Michelle Rice	Cash Severance	—	—	315,000		472,500
	COBRA Premiums	—	—	16,686		16,686
	Acceleration of Restricted Stock	12,286	12,286	—		—
	Acceleration of Stock Options	—	—	—		—
	Total	12,286	12,286	331,686		489,186

(1)
Restricted stock is listed at its dollar value as of February 2, 2018, the last business day of Fiscal 2017, based on the $1.24 closing sales price of our Common Stock on the NYSE on that date. Forfeiture restrictions lapse as to all of the restricted stock following a change-in-control, upon the NEO’s death or if the NEO becomes disabled.

(2)
As noted in the "Payments Upon Involuntary Termination After a Change-in-Control Occurs" column, restricted stock and performance-based restricted stock units held by the NEOs vests upon a Change-in-Control.

(3)	Mr. Waller ceased to be our interim President and CEO and an employee effective March 12, 2018 in connection with Ms. Jones joining the Company.

(4)	Includes a pro-rated portion of Mr. Ungerman's Retention Bonus as described on page 21 of this proxy statement.

CEO Pay Ratio Disclosure

As required by the Dodd Frank Wall Street Reform and Consumer Protection Act we are providing the following information about the ratio of median annual total compensation of our employees (other than our CEO) and the annual total compensation of Mr. Joel Waller, our interim President and Chief Executive Officer at fiscal year-end. For Fiscal 2017, our most recent fiscal year:

•The median of the annual total compensation of all employees of our Company (other than the CEO) was $8,653.75; and

•The annual total compensation of Mr. Waller our interim CEO as reported in the Summary Compensation Table on page 23 of this Proxy Statement was $878,307.00.

Based on this information, we reasonably estimate that for Fiscal 2017 the ratio of our CEO’s annual total compensation to that of the annual total compensation of our median employee, a part-time Associate, was 101 to 1. This pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their specific employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

To determine the pay ratio, we took the following steps:

We determined that as of February 3, 2018 (our fiscal year end) that our employee population consisted of approximately 3,859 individuals (excluding Mr. Waller), all located in the United States. This employee population consists of our full-time, part-time, temporary and seasonal employees.

To identify the “median employee” we utilized W-2 compensation (taxable wages and other compensation as reported in Box 1 of the W-2 Form) for the 12-month period ended December 31, 2017 and annualized the compensation of all newly hired permanent employees during the calendar year. We selected W-2 compensation because it is readily available in our existing payroll systems, it is consistently calculated for each employee and because it is a reasonable proxy for annual total compensation for purposes of determining the median employee.

Using this measure, we identified a “median employee” who is a permanent part-time non-exempt employee. Initially, a different employee had been identified, but in the process of determining that employee’s annual total compensation in accordance with applicable SEC rules, we recognized that there was an anomalous element in that employee’s compensation, namely the individual began employment well after the start of the year. As such the employee’s compensation was not representative of employment during the compensation measurement period of calendar 2017 and would have significantly skewed the pay ratio. Consequently, we identified another employee whose W-2 compensation based on the compensation measure we used was substantially similar to that of the initial employee, but without this anomalous element.

Once we identified our median employee, we calculated that employee’s annual total compensation for Fiscal 2017 in accordance with the requirement of Item 402(c)(2)(x) of Regulation S-K. The median employee’s annual total compensation includes wages and store incentive payments.

With respect to our CEO, we used the amount reported as total compensation in the Summary Compensation Table in this Proxy Statement. Any adjustments, estimates and assumptions used to calculate our CEO’s annual total compensation are described in the footnotes to the Summary Compensation Table.

ITEM 2 — ADVISORY APPROVAL OF THE COMPANY’S
NAMED EXECUTIVE OFFICER COMPENSATION

As required by the executive compensation disclosure rules of the SEC, we are offering our stockholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” and the “Compensation Tables” sections of this proxy statement beginning on pages 12 and 23, respectively.

We are asking our stockholders to indicate their support FOR the compensation of our NEOs as described in this proxy statement. We believe that our executive compensation program is well-structured to support the Company’s business objectives. We also believe that our compensation programs and policies reflect an overall pay-for-performance philosophy that is closely aligned with the interests of our stockholders. The Compensation Committee of the Board has overseen the development of a balanced compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 12.

At our 2017 Annual Meeting of Stockholders, our stockholders approved our Fiscal 2016 compensation awarded to our NEOs, as described in last year’s proxy statement, with approximately 96.8% of the votes cast in favor of the proposal.

The Company believes that our executive compensation program is worthy of your support for the following reasons:

•	Our compensation program for executive officers delivers a considerable portion of at-risk, pay-for-performance compensation;

•	We encourage long-term stock ownership by executive officers through our stock ownership guidelines and equity awards, which typically vest over two to three years;

•
We do not have any employment or severance agreements with executive officers that provide for cash severance payments automatically in connection with a change-in-control (i.e., no “single-trigger” cash provisions);

•	Our executive officers do not earn any additional retirement income under any supplemental executive retirement plan or other employer-funded pension;

•
We offer limited perquisites to our executive officers and do not provide travel for spouses or significant others, security services or systems, supplemental life or long-term care insurance, reimbursement or payment of country club dues or memberships, or Company-funded financial planning services;

•	We do not pay the tax liability (i.e., gross-ups) associated with the payment or reimbursement of any severance we provide; and

•	The Committee periodically engages and receives advice from an independent compensation consultant.

We believe that the information we have provided above and within the “Compensation Discussion and Analysis” and “Compensation Tables” sections of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure management’s interests continue to be aligned with our stockholders’ interests. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the 2018 Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, Compensation Tables and other related narrative disclosures.”

Because your vote on executive compensation is advisory, it is not binding on the Company, our Compensation Committee or our Board. However, we value the views of our stockholders and will continue to take into account the result of the vote when considering future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation and we expect to conduct our next advisory vote at our 2019 Annual Meeting of Stockholders.

Board Recommendation

The Board recommends you vote FOR adoption of the resolution approving the compensation of our Named Executive Officers as described in this proxy statement. Proxies will be voted FOR adoption of the resolution unless otherwise specified.

(This space intentionally left blank.)

ITEM 3 — PROPOSAL TO APPROVE THE
CHRISTOPHER & BANKS CORPORATION 2018 STOCK INCENTIVE PLAN

Background
On April 26, 2018, the Board of Directors adopted, subject to stockholder approval, the Christopher & Banks Corporation 2018 Stock Incentive Plan (the “2018 Stock Plan”). The purpose of the 2018 Stock Plan is to aid us in attracting, retaining, motivating and rewarding our key personnel to whom our operations and improved performance are tied, and to promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of our stockholders.
The Compensation Committee believes that equity incentive grants are vital to our interests and our stockholders, as they play an important role in our ability to attract and retain key members of management, align a significant percentage of our executives’ compensation to her or his performance, as well as ours, and generate in our executives a strategic long-term interest in our performance. As discussed below, the 2018 Stock Plan will allow for the continued use of stock-based compensation and will permit us significant flexibility in determining the types and specific terms of awards made to participants. This flexibility will allow us to make future awards based on the then-current objectives for aligning compensation with stockholder value. If the 2018 Stock Plan is adopted by our stockholders, no further awards will be made under the 2014 Stock Incentive Plan (the “2014 Stock Plan”).
The following discussion and summary of the material terms of the 2018 Stock Plan is qualified in its entirety by reference to the full text of the 2018 Stock Plan which is set forth in Appendix A to this proxy statement.

Key Features of the 2018 Stock Plan

The following features of the 2018 Stock Plan reflect equity incentive plan “best practices” intended to protect the interests of our stockholders:

•
Limit on Shares Authorized. Under the 2018 Stock Plan, the aggregate number of shares that may be issued is 3,000,000, plus in certain circumstances, shares that are forfeited under the 2014 Stock Plan. In addition, the aggregate number of shares that may be issued to an employee or officer in a calendar year is 750,000 and in the case of a consultant, independent contractor or advisor is 75,000 shares.

•	No Evergreen Provision. The 2018 Stock Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2018 Stock Plan.

•
No Liberal Share “Recycling.” The 2018 Stock Plan provides that any shares surrendered to pay the exercise price of an option, shares covered by a stock settled stock appreciation right not issued in connection with settlement upon exercise, or shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award will not be added back (“recycled”) to the 2018 Stock Plan.

•
No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

•
No Repricing of Stock Options or Stock Appreciation Rights. The 2018 Stock Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).

•
No Liberal Change in Control Definition. The 2018 Stock Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation of) a change in control transaction.

•
No Dividend Equivalents Paid on Unvested Awards. The 2018 Stock Plan prohibits the payment of dividend equivalents on awards until those awards are earned and vested. In addition, the 2018 Stock Plan prohibits the granting of dividend equivalents with respect to stock options, stock appreciation rights or an award, the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

•
Awards Subject to Forfeiture or Clawback. Awards under the 2018 Stock Plan will be subject to the Company’s clawback policy, and any forfeiture and penalty conditions determined by the Compensation Committee.

•	Independent Committee Administration. The 2018 Stock Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

The Compensation Committee expects that the number of shares available, if approved by the stockholders, will satisfy equity compensation needs for approximately two to three years based on historical grant practices.

Determination of Number of Shares for the 2018 Stock Plan

The Company has a history of conservative and disciplined share usage under the 2014 Stock Plan. In setting the amount of shares authorized under the 2018 Stock Plan for which stockholder approval is being sought, the Compensation Committee and the Board of Directors considered, among other factors, the historical amounts of equity awards granted by the Company and the potential future grants over the next several years. When determining the total value of the equity awards granted to our named executive officers, the Committee reviews compensation peer group data and also considers recommendations from the CEO for the other named executive officers. The Company has not authorized specific grants of awards to be made under the 2018 Stock Plan. The Compensation Committee and the Board of Directors also considered these factors in assessing the number of shares likely to be needed for future grants.

The 2018 Stock Plan does not set the number of shares subject to equity awards that will be granted in future years. In setting each year’s award amounts for executive officers, the Compensation Committee considers a variety of factors such as: the relative market position of the awards, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance, retention concerns, and the Company’s performance. Similar considerations are taken into account in granting awards to participants who are not executive officers.

To reduce the dilutive impact of our equity award grants on our stockholders’ interests, equity awards are generally limited to (1) those positions deemed critical to our future success, (2) individuals whose personal performance makes them highly valuable to us, and (3) essential new hires.

Burn Rate

Burn rate, a measure of the rate at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about stockholder dilution. In setting and recommending to stockholders the number of additional shares to be authorized under the 2018 Stock Plan, the Compensation Committee and the Board considered the Company’s burn rates for all grants of equity awarded by the Board for the past three fiscal years, ended February 3, 2018, January 28, 2017 and January 30, 2016, respectively. The following table shows our burn rate for the last three years taking into account all equity awards made by the Company.

Fiscal Year Ended	Options Granted	Options Cancelled	Full Value Awards Granted	Full Value Awards Forfeited	Net Awards Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate
February 3, 2018	2,114,951	2,084,501	250,000	44,114	236,336	37,211,893	0.64%
January 28, 2017	1,140,424	235,788	549,168	35,384	1,418,420	37,016,000	3.83%
January 30, 2016	15,609	40,556	369,224	23,654	320,623	36,886,000	0.87%

The net burn rate is calculated by adding options granted and full value awards granted, less any options cancelled and full value awards forfeited, divided by the weighted average shares outstanding. Our three-year average net burn rate is 1.78%.

Overhang

Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to the number of shares available to be granted as future equity awards plus the number of shares subject to equity awards outstanding, divided by the sum of (a) the total of those shares plus (b) the total number of shares outstanding. The Company’s total potential dilution (which includes the number of shares available for issuance under the Directors’ Plan and our 2014 Stock Plan), with and without the additional shares requested in this proposal and in Item 4 described on pages 39-44, is shown in the table below, as of February 3, 2018.

Total Potential Dilution
2013 Directors’ Equity Incentive Plan Remaining Reserve	336,794
Shares Outstanding - Grants to Non-Employee Directors	250,000
2014 Stock Incentive Plan Remaining Reserve	815,294
Shares Outstanding - Grants to Employees	3,838,759
Common Shares Outstanding	37,834,003
Total Current Dilution	12.17%
Share Authorization Request (2018 Stock Plan and 2013 Directors' Plan Replenishment)	3,500,000
Total Potential Dilution (Excluding 2014 Stock Incentive Plan Remaining Reserve once the new plan is approved)	17.32%

Summary of 2018 Stock Plan

Administration
The Compensation Committee administers the 2018 Stock Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2018 Stock Plan. Subject to the provisions of the 2018 Stock Plan, the Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Compensation Committee has authority to interpret the 2018 Stock Plan and establish rules and regulations for the administration of the 2018 Stock Plan.
The Compensation Committee may delegate its powers under the 2018 Stock Plan to the Chief Executive Officer and/or one or more executive officers, subject to the requirements of Delaware General Corporation Law. Furthermore, such delegated officers will not be permitted to grant awards to any members of the Board or executive officers who are subject to Section 16 of the Exchange Act.

Eligibility

Any employee, officer, consultant, independent contractor or advisor providing services to Christopher & Banks Corporation or an affiliate, or any person to whom an offer of employment or engagement has been made, and who is selected by the Compensation Committee to participate, is eligible to receive an award under the 2018 Stock Plan. The number of persons eligible to participate as of April 18, 2018, had the Plan been in effect, is estimated to be approximately 3,900 employees, officers and consultants as a class; however, historically the Company's Compensation Committee has not granted awards to more than approximately 100 employees in any single fiscal year.

Shares Available for Awards

The aggregate number of shares that may be issued under all stock-based awards made under the 2018 Stock Plan will be (i) the sum of 3,000,000 and (ii) any shares subject to any outstanding award under the 2014 Stock Plan that after June 13, 2018 are not purchased, are forfeited or are reacquired by the Company due to termination or cancellation of such award. In general, if an award entitles the holder thereof to receive or purchase shares, the number of shares covered by such award will be counted on the date of grant against the aggregate number of shares available under the 2018 Stock Plan. If awards under the 2018 Stock Plan or, after June 13, 2018, awards under the 2014 Stock Plan that expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2018 Stock Plan in accordance with the share counting provisions in the 2018 Stock Plan. However, under the share counting provisions of the 2018 Stock Plan, the following shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a SAR that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.

Certain awards under the 2018 Stock Plan are subject to limitations. No employee or officer may be granted awards under the 2018 Stock Plan for more than 750,000 shares of our common stock in any calendar year. No consultant, independent contractor or advisor may be granted awards under the 2018 Stock Plan for more than 75,000 shares of our common stock in any calendar year.

The Compensation Committee will adjust the number of shares and share limit described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2018 Stock Plan. Any adjustment determination made by the Compensation Committee shall be final, binding and conclusive.

Type of Awards and Terms and Conditions

The 2018 Stock Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable:

•	stock options, including both incentive stock options (“ISOs”) and non-qualified stock options (together with ISOs, “options”);

•	stock appreciation rights ("SARs");

•	restricted stock;

•	restricted stock units; and

•	other stock-based awards.

Options and SARs

The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR.

Exercise Price. The exercise price per share of an option will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such option is granted in substitution for an option previously granted by a merged or acquired entity. The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that the exercise price will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such SAR is granted in substitution for a SAR previously granted by a merged or acquired entity. Without the approval of stockholders we will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as defined in the 2018 Stock Plan.

Vesting. The Compensation Committee has the discretion to determine when and under what circumstances an option or SAR will vest.

Exercise. The Compensation Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Compensation Committee is not authorized under the 2018 Stock Plan to accept a promissory note as consideration.

Expiration. Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a 10% stockholder, the option may not be exercised more than five years from the date of grant.

Special Limitations on ISOs. In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110% of the fair market value per share of our common stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either: (i) the aggregate fair market value of shares of common stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months after termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

Restricted Stock and Restricted Stock Units

The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock and restricted stock units subject to continued employment, passage of time and/or such performance conditions as are deemed appropriate by the Compensation Committee.

Dividend Equivalents

The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our stockholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to a share underlying an award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.

Other Stock-Based Awards

The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2018 Stock Plan. No such stock-based awards will contain a purchase right or an option like exercise feature.

Duration, Termination and Amendment

The 2018 Stock Plan has a term of ten years expiring on April 26, 2028, unless terminated earlier by the Board. The Board may at any time and from time to time and in any respect amend or modify the 2018 Stock Plan. The Board shall require the approval of the stockholders of any amendment of the 2018 Stock Plan that would: (i) be required under the listing requirements of the NYSE or another exchange or securities market on which our shares are then listed for trading, (ii) increase the number of shares authorized under the 2018 Stock Plan, (iii) increase the annual per-person share limits under the 2018 Stock Plan, (iv) permit a repricing of options or SARs, (v) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, or (vi) increase the maximum term of options or SARs. No amendment or modification of the 2018 Stock Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award.

Effect of Corporate Transaction

Awards under the 2018 Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares, or any other similar corporate transaction with respect to us. In the event of such a corporate transaction, the Compensation Committee or the Board may provide for one or more of the following to occur upon the occurrence of the event (or immediately prior to such event, provided the event is consummated):

•
termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been received upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Compensation Committee or Board determines that no amount is realizable under the award as of the time of the transaction;

•	replacement of any award with other rights or property selected by the Compensation Committee;

•	the assumption of any award by the successor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity; or

•	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Clawback or Recoupment

All awards under the 2018 Stock Plan are subject to forfeiture or other penalties pursuant to the Christopher & Banks Recoupment Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as are determined by the Compensation Committee.

Limited Transferability of Awards

Except as otherwise provided by the Compensation Committee, no award or other right or interest of a participant under the 2018 Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable. If a transfer is allowed by the Compensation Committee (other than for fully vested and unrestricted shares), the transfer will be for no value and shall comply with the Form S-8 rules. The Compensation Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

Grant of Options and SARs

The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs

If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2018 Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount, subject to the rules of Section 162(m).

Income Tax Deduction

Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2018 Stock Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, makes significant changes to the deduction limit under Section 162(m), which will be effective for taxable years beginning on and after January 1, 2018. The Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. However, the Act also includes a transition provision, which exempts from the above changes compensation under a written binding agreement that was in effect on November 2, 2017 and was not subsequently materially amended. Therefore, compensation paid to a covered executive in excess of $1 million will not be deductible for taxable years beginning on and after January 1, 2018 unless it qualifies for transition or other regulatory relief.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code

The Compensation Committee intends to administer and interpret the 2018 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

New Plan Benefits

No awards have yet been granted under the 2018 Stock Plan, as it will only take effect upon stockholder approval at the 2018 Annual Meeting. The number and types of awards that will be granted under the 2018 Stock Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The closing price of a share of our common stock, as reported on the NYSE on April 18, 2018, was $1.11.

Stockholder Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, and entitled to vote, is required for approval of the 2018 Stock Plan.

Board Recommendation

The Board recommends a vote FOR approval of the 2018 Stock Plan. Proxies will be voted FOR approval of the 2018 Stock Plan unless otherwise specified.

ITEM 4 — APPROVAL OF THE AMENDED AND RESTATED
CHRISTOPHER & BANKS CORPORATION
2013 DIRECTORS’ EQUITY INCENTIVE PLAN

Introduction

We are requesting that stockholders approve the amended and restated Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan (the “Directors’ Plan”), including to increase the number of shares authorized under the Directors’ Plan. If this proposal is approved by our stockholders, 500,000 shares of Common Stock will be added to the number of shares authorized for issuance under the Directors’ Plan.

If the amended and restated Directors’ Plan is not approved by stockholders at the 2018 Annual Meeting, no new shares will be added and equity awards will continue to be granted under the Directors’ Plan as currently in effect.

The Directors’ Plan is our only plan for providing equity incentive compensation to our non-employee directors. The Board believes that the amendments to the Directors’ Plan are in the best interests of stockholders and the Company, as equity awards granted thereunder help to attract, motivate, and retain experienced and highly qualified directors and align non-employee director and stockholder interests. Other than their annual cash retainers, awards under the Directors’ Plan are the only form of compensation we provide to our non-employee Directors.

The following discussion and summary is qualified in its entirety by reference to the actual text of the Directors’ Plan, as amended to reflect this proposal, which is set forth in Appendix B to this proxy statement.

Purpose of the Amendments

Based upon the recommendation of the Governance and Nominating Committee, the Board, on April 26, 2018, approved, subject to stockholder approval, amendments to the Directors’ Plan. As of April 18, 2018, there are 336,794 shares available under the Directors’ Plan. If approved by our stockholders at the Annual Meeting:

•	500,000 shares of Common Stock will be added to the number of shares authorized for issuance under the Directors’ Plan.

Share Usage under the Directors’ Plan

The Governance and Nominating Committee expects that the increased number of shares available, if approved by the stockholders, would satisfy equity compensation needs for approximately two to three years based on historical grant rates taking into account the limit on the aggregate number of shares that may be awarded annually to any individual director.

A discussion of the Company’s burn rates for all grants of equity awarded by the Board or its Committees under all stockholder approved equity plans of the Company for the past three fiscal years, as well as a discussion of the Company’s total potential dilution (which includes the number of shares available for issuance under the Directors’ Plan, with and without the additional shares requested in this proposal) is contained in Item 3, described on pages 34-35.

Summary of the Amended and Restated Directors’ Plan

The Board approved the Directors’ Plan on May 2, 2013, and the Directors’ Plan was approved by our stockholders on June 27, 2013. At the Company’s Annual Meeting of Stockholders on June 30, 2016, our stockholders approved amendments to the Directors’ Plan increasing the number of shares authorized under the Plan by 500,000 and increasing the limit on the aggregate number of shares that may be awarded to an individual non-employee director in any calendar year to 50,000 shares and to 75,000 shares for the non-employee Chair of the Board. The Governance and Nominating Committee is responsible for determining our compensation policies for non-employee directors, including equity compensation. The Governance and Nominating Committee believes that equity-based awards should be a significant component of our director compensation program, which is designed to align our non-employee directors’ interests with those of our stockholders and to assist the Company in attracting, motivating and retaining highly qualified directors.

Purpose

The purposes of the Directors’ Plan are to:

•
promote the long-term growth and financial success of the Company by aiding in attracting, motivating and retaining experienced and highly qualified individuals for service as non-employee directors on the Company’s Board; and

•	to assist in promoting a stronger alignment of interest between the Company’s non-employee directors and its stockholders.

Sound Corporate Governance Practices

The Directors’ Plan includes a number of specific terms and limitations that the Governance and Nominating Committee and the Board believe are consistent with the long-term interests of our stockholders and sound corporate governance practices. These include:

•
Limit on Shares Authorized. Under the Directors’ Plan, the aggregate number of shares that may be issued is 836,794 (336,794 shares currently available for issuance together with the 500,000 additional shares being requested) plus in certain circumstances, shares that are forfeited under the Directors' Plan.

•	No Evergreen Provision. The Directors’ Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the plan.

•
Annual Cap on Awards. In addition to a fixed share reserve, the Directors’ Plan provides for a limit on the value and amount of shares that may be awarded to an individual director in any calendar year: 75,000 shares and $150,000 for the non-employee Chair and 50,000 shares and $100,000 to any other non-employee director.

•
No Liberal Share “Recycling”. Shares surrendered to pay the exercise price of an option or shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award will not be added back (“recycled”) to the plan.

•	No Stock Appreciation Rights. The Directors’ Plan does not allow for the granting of stock appreciation rights.

•	Length of Vesting. Unless earlier forfeited, an award shall vest on the first anniversary of the date of grant, unless otherwise specified in the grant agreement.

•	Limited Terms. The Directors’ Plan sets the maximum term for options at ten years, and the Directors’ Plan itself will terminate by its terms in 2023.

•	No Stock Option Repricing. The Directors’ Plan expressly prohibits the repricing of stock options without stockholder approval.

•	No Discounted Stock Options. The Directors’ Plan requires the exercise price of stock options to be not less than the fair market value of our Common Stock on the date of grant.

•
No Liberal Change in Control Definition. The Directors’ Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation of) a change in control transaction.

•
No Dividend Equivalents Paid on Unvested Awards. The Directors’ Plan prohibits the payment of dividend equivalents on awards until those awards are earned and vested. In addition, the Directors’ Plan prohibits the granting of dividend equivalents with respect to stock options, stock appreciation rights or an award, the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

Administration

The Directors’ Plan will be administered by the Board or one of its committees. Currently, the Directors’ Plan is administered by the Governance and Nominating Committee.

Types of Awards

The Directors’ Plan authorizes awards of restricted stock, restricted stock units and the granting of options to purchase shares of the Company’s Common Stock. The Directors’ Plan also permits non-employee directors to defer the receipt of restricted stock awards per the terms of the Deferred Stock Plan discussed on page 11. Any options granted under the Directors’ Plan shall be options which do not meet the requirements of Section 422 of the Internal Revenue Code and are treated as non-qualified stock options.

Vesting of Awards

The Board or the Governance and Nominating Committee may impose such restrictions or conditions on vesting as it deems appropriate. Unless otherwise stated in an award agreement evidencing such award, an award of options shall vest and become exercisable on the first anniversary of the date of grant, and an award of restricted stock or restricted stock units shall vest on the first anniversary of the date of grant, in each case subject to the other terms of the Directors’ Plan.

Participants

The only persons entitled to participate under the Directors’ Plan are directors of the Company who are not employees. There are currently six non-employee director nominees under consideration for election at this year’s Annual Meeting. However, Joel Waller will not participate under the Directors’ Plan while he is being compensated separately under a consulting agreement with the Company.

Shares

Subject to the adjustment provisions of the Directors’ Plan, the total number of shares currently available for issuance under the Directors’ Plan is 336,794 shares. Although the Directors' Plan has limits on the number of shares that may be granted to an individual director in a calendar year it cannot be determined at this time what number of shares, if any, will be allocated to an individual director annually or in the aggregate under the Directors’ Plan, going forward. However, the Board believes that the number of shares being requested will be sufficient to provide for equity awards to non-employee directors for the next two to three years. As of April 18, 2018, the total number of shares of the Company’s Common Stock that were outstanding was 38,077,635.

Annual Grants

Each year following the close of business on the date of the Company’s Annual Meeting and the adjournment of the meeting, unless the Board determines otherwise, each individual elected or re-elected as a non-employee director will receive, in consideration for her or his services as a director, an award under the Directors’ Plan as determined by the Board or the Committee authorized to administer the Directors’ Plan. In addition, a non-employee director may be granted one or more awards under the Directors’ Plan including, but not limited to, a pro rata annual grant in connection with a director’s initial election to the Board. Discretionary grants are subject to such terms and conditions as may be determined by the Board or the committee authorized to administer the Directors’ Plan.

Price

The purchase price for shares of Common Stock upon exercise of an option shall be equal to 100% of the fair market value (as defined in the Directors’ Plan) on the date of grant. The market value of the Company’s Common Stock on April 18, 2018 was $1.11, representing the closing price on the NYSE on that date.

Adjustments

In the event of certain changes in outstanding shares of the Company’s Common Stock as described in the Directors’ Plan, including stock dividends, stock splits and reverse stock splits, appropriate adjustments to the number of shares authorized under the Directors’ Plan and to the shares as to which options are granted or with respect to restricted stock or restricted stock units awarded shall be made.

Limitations on Annual Awards

The maximum number of shares of Common Stock that may be subject to an award, in the aggregate, granted to a non-employee director in any calendar year shall not exceed 50,000 shares, and the maximum aggregate fair market value of such awards, determined as of the date of grant, shall not exceed $100,000 in any calendar year. However, the maximum number of shares that may be subject to an award, in the aggregate, granted to the Chair of the Board who is a non-employee director in any calendar year shall not exceed 75,000 shares, and the maximum aggregate fair market value of such award, determined as of the date of grant, to such non-employee director shall not exceed $150,000 in any calendar year.

Option Terms

Each option granted under the Directors’ Plan shall terminate no later than ten years from the date of grant.

Transferability

No right or interest of a non-employee director in shares subject to an award of options shall be assignable or transferable. In addition, a restricted stock award or a restricted stock unit award shall not be transferable prior to the date that the risk of forfeiture described in such award has lapsed.

Termination of Service

In the event a non-employee director ceases to be a member of the Board by reason of his or her death or disability the Committee, subject to the terms of the applicable award agreement, may have the discretion to accelerate the vesting of all options that are not then exercisable and all shares of restricted stock and restricted stock units then held or credited in the non-employee director’s account that have not vested. In the event a non-employee director ceases to be a member of the Board for any reason other than death or disability an award agreement may not provide the Committee with discretion to accelerate the vesting of an award in that event.

Change-in-Control

Unless otherwise provided in the agreement evidencing an award, in the event of a change-in-control (as defined in the Directors’ Plan), the Board may provide for one or more of the following:

(i)	the equitable acceleration of the exercisability of any outstanding options, or the lapsing of the risks of forfeiture on any restricted stock awards or restricted stock unit awards;

(ii)
the complete termination of the Directors’ Plan, the cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give participants a reasonable period of time in which to exercise such option prior to the effectiveness of such transaction), and the cancellation of any restricted stock awards or restricted stock unit awards for which the risks of forfeiture have not lapsed;

(iii)
that participants holding outstanding options receive, with respect to each share of Common Stock subject to such option, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the excess of the fair market value of the shares of Common Stock subject to such option on the date immediately preceding the effective date of such transaction over the exercise price per share of such options;

(iv)
that participants holding outstanding restricted stock awards or restricted stock unit awards receive, with respect to each share of Common Stock subject to such awards, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the fair market value of the shares of Common Stock subject to such awards on the date immediately preceding the effective date of such transaction;

(v)
the continuance of the Directors’ Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and the right to exercise such options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction; and

(vi)
the continuance of the Directors’ Plan with respect to restricted stock awards or restricted stock unit awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

Plan Amendment and Termination

The Board generally may amend, suspend or terminate the Directors’ Plan or any portion of the Directors’ Plan at any time. However, no such amendment or modification may adversely affect any prior award or rights of participants under the Directors’ Plan, and no amendment may be made without stockholder approval, if such approval would be required under the Directors' Plan, the rules of the stock exchange upon which our shares are listed (currently, the NYSE), applicable law or regulation. In addition, the Directors’ Plan expressly provides that the Board may not increase the number of shares reserved under the Directors’ Plan without the approval of the Company’s stockholders.

U.S. Federal Income Tax Consequences

Restricted Stock. Non-employee directors who receive grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, a non-employee director who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the non-employee director includes in ordinary income at the time of such income inclusion.

Restricted Stock Units. Non-employee directors who receive grants of restricted stock units generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture (or at the time the underlying shares are issued, if later). Dividend equivalents received with respect to any restricted stock unit will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the non-employee director includes in ordinary income at the time of such income inclusion.

Stock Options. Any stock options granted under the Directors’ Plan will not be taxable to a non-employee director at grant, but will result in taxation at exercise. At exercise, the non-employee director will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. We may deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.

Section 409A. All awards made under the Directors’ Plan are intended to be exempt from Section 409A of the Internal Revenue Code, and the Board or committee authorized to administer the Directors’ Plan will interpret each award accordingly.

Other Tax Consequences. The foregoing discussion does not address the possible tax consequences under local, state and foreign jurisdictions, which may differ from those described above.

New Plan Benefits

The actual awards of options and/or restricted stock or restricted stock units to be received by non-employee directors under the Directors’ Plan are not determinable in advance because, under the Directors’ Plan, awards will be determined annually by the Board or committee authorized to administer the Directors’ Plan without reference to a formula. Additionally, due to the fact that the number of non-employee directors who may serve on the Board in any future year could change, the aggregate amount of any future awards to be made under the Directors’ Plan is not determinable in advance. The grants made under the Directors’ Plan to non-employee directors in the last fiscal year are described under the heading “Non-Employee Director Compensation for Fiscal 2017” on pages 11-12 in this proxy statement. Only non-employee directors will be eligible to participate in the Directors’ Plan. Executive officers and employees will not be eligible to participate. Non-employee directors who were formerly executives or employees are eligible to participate unless the Board determines otherwise.

Stockholder Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, and entitled to vote, is required for approval of the amendments to the Directors’ Plan.

Board Recommendation

The Board recommends that you vote FOR the approval of the amendments to the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan. Proxies will be voted FOR approval of the Amended and Restated Directors’ Plan unless otherwise specified.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the current charter can be found on the “For Investors” page in the “Corporate Governance” section of our website at www.christopherandbanks.com. In accordance with the written charter, the Audit Committee assists the Board in fulfilling its responsibilities with respect to the accounting and financial reporting processes of the Company, including its internal control over financial reporting. The Audit Committee of the Company’s Board of Directors is currently composed of the following independent directors: Seth Johnson (Chair), Jonathan Duskin and William Sharpe, III. The Board of Directors

has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the NYSE and the SEC, and that each qualifies as an “audit committee financial expert”, as defined by the SEC.

Management is responsible for the Company’s internal controls and financial reporting process. Christopher & Banks’ independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and on the effectiveness of our internal controls over financial reporting and to issue reports thereon. The Audit Committee’s responsibility is to hire, monitor and oversee the independent registered public accounting firm.

During Fiscal 2017, the Audit Committee met and held discussions with management and with Deloitte & Touche LLP ("Deloitte"), the Company’s independent registered public accounting firm for the fiscal year ended February 3, 2018. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte. In addition, the Audit Committee reviewed and discussed with management and Deloitte both management’s annual report on internal control over financial reporting and the report of Deloitte with respect thereto. The Audit Committee discussed with the independent accountants matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, "Communications with Audit Committees."

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its integrated audit of the Company’s financial statements and internal control over financial reporting. In addition, the Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed with Deloitte its independence from us and our management. As part of that review, the Audit Committee received from Deloitte the written disclosures and the letter required by applicable rules of the PCAOB regarding the independent accountant's communications with audit committees concerning independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of Deloitte as the Company’s independent registered public accounting firm. The Audit Committee has concluded Deloitte is independent from the Company and management.

Based upon the Audit Committee’s discussions with management and Deloitte, and the Audit Committee’s review of the representations of management and the report of Deloitte to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Report on Form 10-K for the fiscal year ended February 3, 2018 as filed with the SEC.

Members of the Audit Committee

Seth Johnson, Chair
Jonathan Duskin
William Sharpe, III

Independent Registered Public Accounting Firm Fees

KPMG LLP ("KPMG") served as our independent registered public accounting firm from 2011 to March 17, 2017. On March 17, 2017, the Board selected Deloitte as our independent public accounting firm. The following table presents the fees for services provided by Deloitte and KPMG for Fiscal 2017 and 2016.

	Fiscal 2017		Fiscal 2016
Audit Fees	$525,000	(1)	$757,700	(2)
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		1,170	(2)
Total	$525,000		$758,870

(1) Consists solely of fees for services provided by Deloitte.

(2) Consists solely of fees for services provided by KPMG.

Audit Fees consist of professional services rendered for the integrated audit of (a) our annual consolidated financial statements; (b) statutory and regulatory audits, consents and other services related to SEC matters; and (c) the effectiveness of internal control over financial reporting and the review of interim consolidated financial statements for each quarter.

Audit-Related Fees consist of professional services rendered in connection with regulatory filing reviews and the Company’s equity incentive plans.

Tax Fees consist of professional fees in connection with tax research, tax advice and tax planning.

All Other Fees relate to fees paid to KPMG for services with respect to the requirements under the conflict minerals regulations. The services provided by KPMG did not impact KPMG's independence during Fiscal 2016.

Auditor Services Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by our independent registered public accounting firm prior to the firm’s engagement for such services. The Audit Committee has adopted a practice under which the Audit Committee established pre-approved categories of non-audit services that may be performed by our independent registered public accounting firm during the fiscal year. All fees paid to Deloitte for services in Fiscal 2017 and to KPMG for services in Fiscal 2016 were approved by the Audit Committee or Audit Committee Chair prior to the services being rendered.

ITEM 5 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018

The Audit Committee of our Board has selected Deloitte to serve as our independent registered public accounting firm for the fiscal year ending February 2, 2019.

In the latter half of Fiscal 2016, the Audit Committee requested management to solicit proposals for audit services for Fiscal 2017. Based on the materials submitted and after discussion, including presentations by two of the firms who submitted proposals, effective March 17, 2017, the Audit Committee dismissed KPMG as our independent registered public accounting firm and appointed Deloitte as our independent registered public accounting firm for Fiscal 2017.

The reports of KPMG on our financial statements for the fiscal year ended January 28, 2017 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During Fiscal 2016 and for the interim period of January 29, 2017 to March 17, 2017, there were no "disagreements" (as defined in Regulation S-K Item 304(a)(1)(iv)) between KPMG and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its reports on the financial statements. During Fiscal 2016 and through March 17, 2017, there were no reportable events (as described in Regulation S-K Item 304(a)(1)(v)).

While it is not required to do so, our Board is submitting the selection of Deloitte for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Deloitte are expected to be present at the Annual Meeting, to be available to answer stockholder questions and to have the opportunity to make a statement if they desire to do so. Representatives of KPMG are not expected to be present at the meeting.

Board Recommendation

The Board recommends that you vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019. Proxies will be voted FOR ratification of this selection unless otherwise specified.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What proposals will be voted on at the Annual Meeting?

There are five proposals to be voted on at the Annual Meeting:

1.	Election of seven directors as nominated by the Board to each serve a one-year term;

2.	Approval, on an advisory basis, of the compensation of our named executive officers (the “Say-on-Pay Proposal”);

3.	Approval of the Christopher & Banks Corporation 2018 Stock Incentive Plan (the "2018 Stock Plan");

4.
Approval of the amended and restated Christopher & Banks Corporation 2013 Directors' Equity Incentive Plan (the "Directors' Plan"), including an increase in the number of shares authorized under the Directors' Plan;

5.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019; and

6.	Any other business that may properly come before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•	FOR the election of each of the seven nominees to the Board;

•	FOR the approval, on an advisory basis, of the Say-on-Pay Proposal;

•	FOR the adoption of the 2018 Stock Plan;

•	FOR the approval of the amended and restated Directors' Plan; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019.

Will any other business be considered at the meeting?

Our Board does not intend to present any other matters for a vote at the Annual Meeting. Our by-laws provide that a stockholder may present a proposal at the Annual Meeting that is not included in this proxy statement only if proper written notice was received by us. No stockholder has given the timely notice required by our by-laws in order to present a proposal at the Annual Meeting. If any other business properly comes before the meeting, however, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

Who may attend and vote at the Annual Meeting?

All stockholders who owned shares of Christopher & Banks common stock, par value $0.01 per share (the “Common Stock”) at the close of business on April 18, 2018 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof. Holders of our Common Stock at the close of business on the Record Date are entitled to vote at our Annual Meeting. As of the Record Date, 38,077,635 shares of our Common Stock were outstanding and entitled to vote.

How many votes do I have?

For each matter, you have one vote for each share of our Common Stock that you owned on the Record Date.

How do I vote my shares?

Stockholders of Record. If you are a stockholder of record, you may vote in the following ways:

•
By Internet. You may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Availability or your proxy card in order to vote by Internet. Internet voting via www.proxyvote.com is available 24 hours a day until 11:59 p.m., Eastern Time, on June 12, 2018.

•
By Telephone. You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the control number included on your Notice of Availability or on your proxy card in order to vote by telephone. Telephone voting is available 24 hours per day. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2018.

•
By Mail. If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to us. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on June 12, 2018.

•	At the Annual Meeting. You may vote your shares in person during the Annual Meeting if you are a registered stockholder.

Beneficial Owners. If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the instructions in the Notice of Availability or voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of your broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from your broker or nominee giving you the right to vote the shares.

Your vote is important, and we encourage you to vote promptly.

What constitutes a quorum for holding the Annual Meeting?

In accordance with our by-laws, shares equal to a majority of the outstanding shares of our Common Stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:

•	you are present and vote in person at the Annual Meeting;

•	you have properly and timely submitted your vote as described above under “How do I vote my shares?”; or

•
you hold your shares in street name, as described below, and you do not provide voting instructions and your broker, bank, trust or other nominee uses its discretion to vote your shares on the ratification of the selection of our independent registered public accounting firm.

If a quorum is not present or represented at the Annual Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Annual Meeting, without notice other than an announcement of adjournment at that time, until a quorum is present or represented.

What is the effect of giving a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint Keri Jones, our President, CEO and a director; Marc Ungerman, our interim Chief Financial Officer and Vice President, Controller; and Luke Komarek, our Senior Vice President, General Counsel and Corporate Secretary, as your representatives at the Annual

Meeting. One or all of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you timely sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the seven nominees for director and, subject to applicable rules and regulations, in favor of the other four proposals, and with respect to any other matter that may be properly presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

If you hold shares in a book-entry form with our transfer agent Broadridge Financial Solutions, you are considered the “stockholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name”. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares, using the method described above under “How do I vote my shares?”.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report to our stockholders, primarily via the Internet. On or about May 3, 2018, we mailed to our stockholders the Notice of Availability that contains instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials and Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet.

What does it mean if I receive more than one Notice of Availability or proxy card?

If you receive more than one Notice of Availability, proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by Internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR the election of each of the seven nominees to the Board;

•	FOR the approval, on an advisory basis, of the Say-on-Pay Proposal;

•	FOR the adoption of the 2018 Stock Plan;

•	FOR the approval of the amended and restated Directors' Plan; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019.

When voting by telephone, stockholders can choose to submit their vote on each proposal or to vote per the Board’s recommendation.

Note: If you are a street name holder and fail to instruct your broker, bank, trust or other nominee how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed”. The NYSE rules determine the circumstances under which member brokers of the NYSE may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. The applicable NYSE rules permit brokers to exercise discretion to vote uninstructed shares with respect to the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. The rules do not permit member brokers to exercise discretion with respect to: (i) the proposal to elect directors; (ii) the Say-on-Pay Proposal; or (iii) the two stock plan proposals. If the broker, bank, trust or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as “broker non-votes”. For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”.

Your vote is very important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters to be considered at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy and change your vote by:

•	submitting a later-dated and properly executed proxy card to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Annual Meeting;

•	by delivering a written notice of revocation to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Annual Meeting; or

•	by attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 p.m. Eastern Time on Tuesday, June 12, 2018.

What vote is required to approve each item of business?

To be elected in an uncontested election, a director must receive a majority of the votes cast by holders of the outstanding shares of our Common Stock, present, in person or by proxy, at the Annual Meeting and who are entitled to vote on the election of directors. A majority of the votes cast for this purpose, means that the number of shares voted “For” a director exceeds the number of shares voted “Against” that director. If an incumbent director receives less than a majority of the votes cast; then as described on page 1, that director must tender her or his resignation to the Board and the Board will determine whether to accept or reject such resignation. In a contested election (an election in which the number of nominees for director is greater than the number of directors to be elected), the vote standard will be a plurality of votes cast.
With respect to the Say-on-Pay Proposal, the approval of the 2018 Stock Plan, the amended and restated Directors' Plan and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding shares of our Common Stock present, in person or by proxy, and entitled to vote at the 2018 Annual Meeting is required for the approval of each of these proposals.

How are votes counted?

You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee for the Board and on each of the other proposals.
If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you abstain from voting for one or more of the directors, this will have no effect on the election of those directors. If you abstain from voting on the Say-on-Pay Proposal or on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, this will also have no effect on those proposals. If you abstain from voting on the approval of the 2018 Stock Plan or the amended and restated Directors' Plan that will be counted as a vote against that proposal.
Broker “non-votes” on any matter will be considered as not being present and not entitled to vote for purposes of calculating the vote on such matter.

Where can I find the voting results of the meeting?

We plan to announce preliminary voting results at the Annual Meeting. We also intend to publish the final voting results in a Current Report on Form 8-K to be filed within four business days of the Annual Meeting.

Who will count the votes?

Broadridge Financial Solutions will count the votes and act as the inspector of election.

How can I attend the Annual Meeting?

All of our stockholders are invited to attend the Annual Meeting. We will not require tickets for admission to the Annual Meeting. However, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the Annual Meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. No cameras, cellular phones, pagers or personal computing devices will be allowed to be used during the meeting. All attendees are expected to comply with the Rules of Conduct for the Annual Meeting, which will be made available to those attending the meeting.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. All six of our then-current Board members attended the 2017 Annual Meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. The Company has engaged the Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total. We will also reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. Proxies may also be solicited by our employees, acting without any additional compensation.

SECURITY OWNERSHIP

Beneficial Ownership of Directors, Director Nominees and Executive Officers

The following table shows how many shares of our Common Stock were beneficially owned as of April 18, 2018 by each of our directors, director nominees and the NEOs and by all of our directors, director nominees and executive officers as a group. Except as otherwise provided, all of the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Common Stock Outstanding
Jonathan Duskin	4,581,073	(3)(4)	12.0%
Seth Johnson	80,303		*
Keri Jones	60,376		*
Kent Kleeberger	90,303		*
William Sharpe, III	187,726		*
Laura Weil	80,303		*
Joel Waller	415,000		1.1%
Pete Michielutti	0		*
Monica Dahl	213,469		*
Luke Komarek	247,338		*
Michelle Rice	164,480		*
Marc Ungerman	45,073		*
Directors, Director Nominees and Executive Officers as a group (14 persons)	6,426,626		16.9%

*	Less than 1%

(1)
The amounts listed include 50,000 shares of restricted stock that are scheduled to vest within 60 days from April 18, 2018 for each of Mr. Duskin, Mr. Johnson, Mr. Kleeberger, Mr. Sharpe and Ms. Weil; and in the case of Ms. Jones, 13,890 shares, and for all directors, director nominees and executive officers as a group, 263,890 shares.

(2)
The amounts listed include the following number of shares of Common Stock for which the directors and executive officers have the right to acquire beneficial ownership within 60 days from April 18, 2018, through the exercise of stock options: Ms. Dahl, 156,652; Ms. Jones, 41,667; Mr. Komarek, 180,897; Ms. Rice,144,854; Mr. Ungerman, 39,743; Mr. Waller, 375,000; and all directors, director nominees and executive officers as a group, 1,138,343.

(3)
4,432,457 shares of common stock of the Company are directly held by Macellum Retail Opportunity Fund, LP (“Opportunity Fund”). Macellum Management, LP (“Macellum Management”) may be deemed to have voting and investment power over the shares of common stock of the Company directly held by Opportunity Fund as the investment manager for Opportunity Fund and Macellum Advisors GP, LLC (“Macellum GP”) may be deemed to have voting and investment power over the shares as the general partner of Opportunity Fund and Macellum Management. Jonathan Duskin is the sole member of Macellum GP and may be deemed to have voting and investment power over the shares of common stock of the Company directly held by Opportunity Fund by virtue of his relationship with Macellum GP. Macellum GP and Mr. Duskin may be deemed to have a pecuniary interest in the shares of common stock of the Company directly held by Opportunity Fund due to Macellum GP’s right to receive a performance-based allocation. Each of Macellum Management, Macellum GP and Mr. Duskin disclaims beneficial ownership of the shares of common stock of the Company directly held by Opportunity Fund except to the extent of their pecuniary interest therein.

(4)
68,313 shares of common stock of the Company are directly held by Macellum Capital Management, LLC ("Macellum Capital Management"). MCM Managers, LLC ("MCM Managers") may be deemed to have voting and investment power of the shares of common stock of the Company directly held by Macellum Capital Management as the managing member of Macellum Capital Management and MCM Management, LLC ("MCM Management") may be deemed to have voting and investment power over the shares as the managing member of MCM Managers. Mr. Duskin may be deemed to have voting and investment power over the shares of common stock of the Company directly held by Macellum Capital Management as the managing member of MCM Management. MCM Managers, MCM Management and Mr. Duskin may be deemed to have a pecuniary interest in the shares of common stock of the Company directly held by Macellum Capital Management due to MCM Managers’ right to receive a performance-based allocation. Each of MCM Managers, MCM Management and Mr. Duskin disclaims beneficial ownership of the shares of common stock directly held by Macellum Capital Management except to the extent of their pecuniary interest therein.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of April 18, 2018, the persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

Macellum Retail Opportunity Fund, LP	4,258,270	(1)	11.2%
99 Hudson Street, 5th Floor
New York, NY 10013

Renaissance Technologies LLC	2,651,900	(2)	7.0%
800 Third Avenue
New York, NY 10022

(1)
This information is based on a Schedule 13D/A jointly filed with the SEC on March 30, 2017, by Macellum Retail Opportunity Fund, LP (“Opportunity Fund”), Macellum Capital Management, LLC (“Macellum Capital Management”), Macellum Advisors GP, LLC (“Macellum GP”), Macellum Management, LP (“Macellum Management”), MCM Managers, LLC (“MCM Managers”), MCM Management, LLC (“MCM Management”) and Jonathan Duskin, reporting information as of March 29, 2017. Mr. Duskin has sole voting power and sole dispositive power over 4,258,270 shares. Each of Opportunity Fund, Macellum GP and Macellum Management have sole voting power and sole dispositive power over 4,189,957 shares. Each of Macellum Capital Management, MCM Managers, and MCM Management has the sole voting power and sole dispositive power over 68,313 shares. Macellum Management serves as the investment manager for Opportunity Fund. Macellum GP serves as the general partner of Opportunity Fund and Macellum Management. MCM Managers serves as the managing member of Macellum Capital Management, and MCM Management serves as the managing member of MCM Managers. Mr. Duskin is the sole member of Macellum GP and is the managing member of MCM Management. Mr. Duskin may be deemed to indirectly beneficially own the securities directly held by Opportunity Fund and Macellum Capital Management because Mr. Duskin may be deemed to have voting and investment power over such securities by virtue of his relationship with Macellum GP and MCM Management. In the Schedule 13D/A filing, each of Macellum Management, Macellum GP, MCM Managers, MCM Management and Mr. Duskin disclaims beneficial ownership of the Company's securities as to which the Schedule 13D/A relates.

(2)
This information is based on a Schedule 13G/A jointly filed with the SEC on February 14, 2018, by Renaissance Technologies LLC ("RTL") and Renaissance Technologies Holdings Corporation ("RTHC") reporting information as of December 29, 2017. Each of RTL, an investment adviser, and RTHC, an investment adviser and majority owner of RTL, has sole voting power over 2,651,900 shares, sole dispositive power over 2,651,911 shares and shared dispositive power over 43,189 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the SEC. Based on our review of filed reports by our directors and executive officers pursuant to Section 16(a) of the Exchange Act and on written representations from our executive officers and directors, we believe that all of our directors and executive officers complied with their filing requirements in Fiscal 2017, except that due to an administrative delay, two reports representing five transactions were not filed in a timely manner with respect to transactions involving purchases of shares on March 16, 2017, March 17, 2017, March 20, 2017, March 21, 2017, and March 22, 2017, made by Macellum Retail Opportunity Fund, LP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Support Agreement

As discussed on pages 1-2 of this proxy statement, we have entered into a Support Agreement with Macellum and Jonathan Duskin, a director-nominee, and an affiliate of Macellum. In accordance with the Support Agreement, we have included in the slate of nominees recommended by the Board for election at the 2018 Annual Meeting, and are soliciting proxies in favor of, Jonathan Duskin and Seth Johnson, the individuals nominated by Macellum pursuant to the Support Agreement. The Support Agreement will terminate upon mutual agreement of the Company and Macellum or on the date and time that all Macellum Designees no longer serve on the Board. For more information, see “Item One – Election of Directors – Director Nomination Process.”

Corporate Policies

Our Code of Conduct provides that all employees and directors must avoid any activity that is or has the appearance of being hostile, adverse or competitive with us, or that interferes with the proper performance of their duties or responsibilities to us. Each director and executive officer is instructed to inform our Chief Compliance Officer when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our guidelines. Waivers of these conflict of interest rules with regard to a director or executive officer will require the prior approval of our Board or the Governance & Nominating Committee.

The Board also has adopted a Related Person Transaction Policy under which the Audit Committee is responsible for reviewing and approving or ratifying transactions involving the Company and related parties. Under the policy, a “related person” includes our directors, director nominees, executive officers, beneficial owners of more than 5% of our Common Stock and their respective immediate family members. The policy applies to transactions in which the Company is a participant and a related person (or any entity in which a related person is an executive officer or general partner or in which one or more related parties together have a 10% or more ownership interest) has a direct or indirect interest and the amount involved is reasonably anticipated to exceed $15,000 in a fiscal year or in the case of employment of a related person, the annual salary of the related person exceeds $50,000. Under the policy, the Audit Committee reviews and considers a written summary of the related person transaction, which addresses, among other criteria, (i) the material terms of the transaction, including the amount payable or anticipated to be paid to the related person; (ii) the business purpose of the transaction; (iii) the benefits to the Company and the related person of the transaction; and (iv) whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction was negotiated on an arm's-length basis and made under terms and conditions on the whole that are at least as favorable to the Company as would be available in a comparable transaction with or involving unaffiliated third parties. In determining whether the related person transaction should be approved, the Audit Committee also considers (i) whether the transaction would impair the judgment of a Board member or an executive officer to act in the best interests of the Company; and (ii) any other matters that the Audit Committee deems appropriate.

The SEC has specific disclosure requirements covering certain types of transactions that we may engage in with our directors, executive officers or other specified parties. Under the SEC rules, we are required to disclose if the Company or any of our subsidiaries was or is to be a participant in any transaction, or series of similar transactions, in which the amount involved exceeds $120,000, and in which any of our directors, director nominees, executive officers, beneficial owners of more than 5% of our Common Stock or any of their respective immediate family members had, or will have, a direct or indirect material interest.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2018 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices on or before January 2, 2019. The proposal should be addressed to Corporate Secretary, Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

In accordance with our by-laws, in order to be properly brought before the 2019 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, including a director nomination, must be delivered to our principal executive offices in Plymouth, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than February 13, 2019, and no later than March 15, 2019.

ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

Our 2017 Annual Report to Stockholders, including financial statements for the fiscal year ended February 3, 2018, accompanies this proxy statement. Our Annual Report to Stockholders is also available on our website at www.christopherandbanks.com. Stockholders may obtain a copy of our 10-K Report, which is on file with the SEC, without charge by viewing the report on our website at www.christopherandbanks.com or by writing to Christopher & Banks Corporation, Attention: Corporate Secretary, 2400 Xenium Lane North, Plymouth, Minnesota 55441. Copies of any exhibits to the 10-K Report are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Availability, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy statements, annual reports and notices, delivering a single proxy statement, annual report or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability, or if you are receiving multiple copies of these documents and wish to receive only one, please contact us in writing at Christopher & Banks Corporation, Attention: Corporate Secretary, 2400 Xenium Lane North, Plymouth, Minnesota 55441, or by telephone at (763) 551-5000. We will deliver promptly upon written or oral request a separate copy of our proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of such documents was delivered. If you hold your shares in street name, contact your broker, bank or other nominee.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies will vote as they deem in our best interests.

By Order of the Board

Keri L. Jones
President and Chief Executive Officer
May 3, 2018
Plymouth, Minnesota

APPENDIX A
CHRISTOPHER & BANKS CORPORATION 2018 STOCK INCENTIVE PLAN
Section 1.    Purpose

The purpose of the Plan is to further align the interests of officers and employees with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Affiliates and by promoting increased ownership of Shares by those individuals. The Plan is also intended to advance the interests of the Company, its Affiliates and its stockholders by attracting, retaining, motivating and rewarding key personnel upon whose judgment, initiative and effort the successful operations and performance of the Company’s business is largely dependent.

Section 2.    Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock‑Based Award granted under the Plan.

(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d)“Board” shall mean the Board of Directors of the Company.

(e)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)“Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non‑employee director” within the meaning of Rule 16b-3.

(g)“Change in Control” shall mean the consummation of one of the following events:

(A)the occurrence of an acquisition by an individual, entity or group (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (but excluding (i) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (ii) any acquisition by the Company or an Affiliate and (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company's then outstanding voting securities;

(B)at any time during a period of two (2) consecutive years or less, individuals who, at the beginning of such period, constitute the Board (and any new directors whose election to the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease, for any reason (except for death, disability or voluntary retirement), to constitute a majority thereof;

(C)the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company's voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company's voting securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(D)the sale or other disposition of all or substantially all of the assets of the Company; or

(E)the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)“Company” shall mean Christopher & Banks Corporation, and any successor corporation.

(i)“Director” shall mean a member of the Board.

(j)“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(k)“Eligible Person” shall mean any employee, officer, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended, but excluding any person who is a non‑employee Director.

(l)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)“Fair Market Value” with respect to one Share as of any date shall mean (a) if the Share is listed on the New York Stock Exchange or any other established stock exchange, the price of one Share at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of Shares shall have occurred on such date, on the next preceding date on which there was a sale of Shares; (b) if the Shares are not so listed on the New York Stock Exchange or any other established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes for a Share; or (c) if the Shares are not publicly traded as of such date, the per share value of a Share, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

(n)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)“Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(r)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)“Plan” shall mean the Christopher & Banks Corporation 2018 Stock Incentive Plan, as amended from time to time.

(t)“Prior Stock Plan” shall mean the Christopher & Banks Corporation 2014 Stock Incentive Plan, as amended from time to time.

(u)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(v)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(y)“Securities Act” shall mean the Securities Act of 1933, as amended.

(z)“Shares” shall mean shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa)“Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ab)“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.    Administration

(a)Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Sections 6 and 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or cancelled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6(f)(ix); (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non‑United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)Delegation. The Committee shall have the right, from time to time, to delegate to the Chief Executive Officer and/or one or more executive officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(c)Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or applicable corporate law.

Section 4.    Shares Available for Awards

(a)Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal:

(i)3,000,000 (the authorized net increase of Shares in connection with the adoption of the Plan), plus

(ii)any Shares subject to any outstanding award under the Prior Stock Plan that, after June 13, 2018, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below. (On and after stockholder approval of this Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.)

The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. When determining the recycled Shares from the Prior Stock Plan that are added to the aggregate reserve under paragraph (ii) above, the number of Shares added shall be determined in accordance with the Share counting rules described in Section 4(b) below (and not, for avoidance of doubt, in accordance with the share counting and fungibility ratio under the Prior Stock Plan).

(b)Counting Shares. Except as set forth below in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)    Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)    Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 4(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)    Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)    Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)Award Limitations Under the Plan. No Eligible Person who is an employee or officer may be granted any Award or Awards for more than 750,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. No Eligible Person who is a consultant, independent contractor or advisor may be granted any Award or Awards for more than 75,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

Section 5.    Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards

(a)    Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one-hundred (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)Option Term. The term of each Option shall be fixed by the Committee at the time of grant but shall not be longer than ten (10) years from the date of grant.

(iii)Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)Promissory Notes. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(B)Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D)The purchase price per Share for an Incentive Stock Option shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one-hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)    Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one-hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)    Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the

Participant’s completion of a minimum period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

(ii)Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book‑entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book‑entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d)    Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed.

(e)    Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option like exercise feature.

(f)    General.

(i)Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iv)Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for a period not to exceed ten (10) years from the date of grant.

(v)Limits on Transfer of Awards. Except as otherwise provided by the Committee in its discretion and subject to such additional terms and conditions as it determines, no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. If the Committee does permit the transfer of an Award other than a fully vested and unrestricted Share, such transfer shall be for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(vi)Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii)Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock‑Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(viii)Acceleration of Vesting or Exercisability. No Award Agreement shall provide the Committee the discretion to accelerate the exercisability of any Award or the lapse of restrictions relating to any Award, except on account of the Participant’s death or disability. In addition, no Award Agreement shall, by operation of its terms, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a Change in Control unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change in Control.

(ix)Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change-in-control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise.

Section 7.    Amendment and Termination; Corrections

(a)Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i)amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or, subject to the limitations in Section 6(f)(viii), otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such tax provision shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv)amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty, prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(v)require stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(vi)increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(vii)permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(f)(vii) of the Plan;

(viii)permit the award of Options or Stock Appreciation Rights at a price less than one‑hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(ix)increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a)(ii) and Section 6(b);

(x)increase the number of shares subject to the limitations contained in Section 4(d) of the Plan; or
(xi)expand the discretionary authority of the Committee under Section 6(f)(viii).

(b)Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6(f)(viii), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c)Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the stockholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.    Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.    General Provisions

(a)No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. Each Award will be evidenced by an Award Agreement signed by the Participant and a representative of the Company unless the Committee expressly provides otherwise. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)No Rights of Stockholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and unless an Award Agreement expressly provides otherwise, all fractional Shares and any rights thereto shall be cancelled, terminated and otherwise eliminated without consideration.

(l)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.    Clawback or Recoupment

All awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Christopher & Banks Recoupment Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Section 11.    Effective Date of the Plan

The Plan was adopted by the Board on April 26, 2018. The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on June 13, 2018, and the Plan shall be effective as of the date of such stockholder approval. On and after stockholder approval of the Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.

Section 12.    Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on April 26, 2028 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

APPENDIX B
CHRISTOPHER & BANKS CORPORATION
2013 DIRECTORS’ EQUITY INCENTIVE PLAN
AS AMENDED AND RESTATED (2018)

SECTION 1.
PURPOSE

Christopher & Banks Corporation, a Delaware corporation (the “Company”), has adopted and maintains the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and financial success of the Company by aiding in attracting, motivating and retaining experienced and highly qualified individuals for service as non‑employee directors on the Company’s Board of Directors. The Plan is intended to assist in promoting a stronger alignment of interest between the Company’s non-employee directors and its stockholders. The Plan is hereby amended and restated as of April 26, 2018.

SECTION 2.
DEFINITIONS

As used in the Plan, the following terms shall have the meanings indicated below:

“Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

“Annual Grant” shall have the meaning given in Section 5(a).

“Award” shall mean any grant of an Option, a Restricted Stock Award or a Restricted Stock Unit Award.
“Award Agreement” shall mean the agreement or agreements, in such form as is approved by the Board or Committee, between the Company and an Eligible Director pursuant to which an Award is granted and which specifies the terms and conditions of that Award, which terms may vary from Award to Award.
“Board” shall mean the Board of Directors of the Company.
“Change in Control” shall mean the consummation of one or more of the following events:
(a)    the occurrence of an acquisition by an individual, entity or group (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Securities Exchange Act of 1934, as amended) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (but excluding (i) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (ii) any acquisition by the Company or an Affiliate and (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company’s then outstanding voting securities;
(b)    at any time during a period of two (2) consecutive years or less, individuals who, at the beginning of such period, constitute the Board (and any new directors whose election to the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two‑thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease, for any reason (except for death, disability or voluntary retirement), to constitute a majority thereof;
(c)    the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company’s voting securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;
(d)    the sale or other disposition of all or substantially all of the assets of the Company; or
(e)    the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Committee” shall mean a committee of two or more directors of the Board who shall be appointed by and serve at the pleasure of the Board, and which shall be authorized by the Board to administer the terms and conditions of the Plan. Each of the members of the Committee shall be an Eligible Director.
“Common Stock” shall mean the authorized and issuable common stock, par value $0.01 per share, of the Company.

“Discretionary Grants” shall have the meaning given in Section 5(b).

“Eligible Director” and “Eligible Directors” shall mean only those members of the Board who are not officers or employees of the Company or any Affiliate of the Company.

“Fair Market Value” of one share of Common Stock as of any date shall mean (a) if the Common Stock is listed on the New York Stock Exchange or any other established stock exchange, the price of one share of Common Stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of shares of Common Stock shall have occurred on such date, on the next preceding date on which there was a sale of shares of Common Stock; (b) if the Common Stock is not so listed on the New York Stock Exchange or any other established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes for a share of Common Stock; or (c) if the Common Stock is not publicly traded as of such date, the per share value of the Common Stock, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

The “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Option” shall mean a nonqualified stock option granted pursuant to the Plan.

“Parent” shall mean any corporation which owns, directly or indirectly, fifty percent (50%) or more of the total voting power of the Company’s Common Stock.

“Participant” shall mean an Eligible Director who has been granted an Award.

“Plan” shall have the meaning set forth in Section 1.

“Restricted Stock Award” or “Restricted Stock Unit Award” shall mean any grant of restricted shares of Common Stock or the grant of any restricted stock units pursuant to the Plan.

“Section 409A” shall mean Section 409A of the Code, as amended from time to time, and the rules, regulations and guidance thereunder (or any successor provision thereto) issued from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean any corporation, limited liability company, partnership or other legal entity of which fifty percent (50%) or more of the total voting power of such entity’s outstanding equity is owned, directly or indirectly, by the Company.

SECTION 3.
ADMINISTRATION

The Plan shall be administered by the Board, or a duly constituted and authorized Committee thereof. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members at a duly called meeting or pursuant to the written resolution of all Committee members.

SECTION 4.
SHARES AVAILABLE FOR ISSUANCE

(a)    Shares Available. The shares of stock issuable under this Plan shall consist of authorized but unissued shares of Common Stock. One Million Five Hundred Thousand (1,500,000) shares of Common Stock shall be reserved and available for Awards under the Plan; provided, however, that the total number of shares of Common Stock reserved for Awards under this Plan shall be subject to adjustment as provided in Section 8(a) of the Plan.

(b)    Share Counting. Except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares of Common Stock covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan.

(i)    Shares Added Back to Reserve. Subject to the limitations in (ii) below, if any shares of Common Stock covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any shares of Common Stock, then the number of shares counted against the aggregate number of shares of Common Stock available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)    Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in (i) above, the following shares of Common Stock will not again become available for issuance under the Plan: (A) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” or any shares tendered in payment of the exercise price of an Option; (B) any shares withheld by the Company or shares tendered to satisfy any tax withholding obligation with respect to an Award; or (C) shares that are repurchased by the Company using Option exercise proceeds.

(c)    Limits on Awards in any Calendar Year. The maximum number of shares of Common Stock subject to all Awards, in the aggregate, granted to any Eligible Director in any calendar year (including shares issuable upon exercise or vesting of such Award) in the aggregate shall not exceed 50,000 shares, and the maximum aggregate Fair Market Value of Awards (based on the Fair Market Value on the date of grant which, for purposes of valuing Options, shall mean the relevant Black‑Scholes value on such date) issued to any one Eligible Director in any calendar year shall not exceed $100,000 in the aggregate. Notwithstanding the above limitations in this Section 4(c), the maximum number of shares of Common Stock subject to all Awards, in the aggregate, granted to the Chair of the Board, who must also be an Eligible Director to receive an Award, (“Chair”) in any calendar year (including shares issuable upon exercise or vesting of such Award) shall not exceed 75,000 shares, and the maximum aggregate Fair Market Value of Awards (based on the Fair Market Value on the date of grant which, for purposes of valuing Options, shall mean the relevant Black‑Scholes value on such date) issued to the Chair in any calendar year shall not exceed $150,000 in the aggregate.

SECTION 5.
AWARDS

(a)    Annual Grant. Each year following the close of business on the date of the Company’s annual stockholders meeting (the “Meeting”) and the adjournment of the Meeting, unless the Board determines otherwise, each individual elected, re‑elected or continuing as an Eligible Director automatically will receive, in consideration for service as a director, an Award (whether in the form of an Option, shares of Restricted Stock or Restricted Stock Units, or some combination thereof) having the number of shares of Common Stock as determined by the Board or Committee, subject to Section 4(c) hereof (the “Annual Grant”).
(b)    Discretionary Grants. An Eligible Director may be granted one or more Awards under the Plan (the “Discretionary Grants”) in addition to the Annual Grant(s), including, but not limited to, a pro rata Annual Grant in connection with such Eligible Director’s initial election or appointment to the Board. Discretionary Grants will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Board or Committee in its sole discretion.
(c)    Vesting of Awards. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous service of the Company for a certain period. Unless otherwise stated in an agreement evidencing an Award, an Award of Options shall vest and become exercisable, subject to the other terms of the Plan, on the first anniversary of the date of grant, and an Award of shares of Restricted Stock or Restricted Stock Units shall vest, subject to the other terms of the Plan, on the first anniversary of the date of grant.
(d)    Rights as a Stockholder. Except as otherwise may be provided in the Award Agreement evidencing an Award of Restricted Stock, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Restricted Stock upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock. A Participant will have no voting, dividend, liquidation or other rights with respect to shares of Common Stock subject to the Participant’s Options or RSUs until the Participant becomes the holder of record of such shares. No Award shall provide for any dividend equivalent rights with respect to any share of Common Stock underlying an Award other than rights that are accrued but not paid until all conditions or restrictions relating to such share have been satisfied or lapsed.
SECTION 6.
TERMS AND CONDITIONS OF OPTIONS

Each Option granted pursuant to this Section 6 shall be evidenced by an Award Agreement. The Award Agreement may vary from Participant to Participant, but shall contain the following terms and conditions, in addition to those described in Section 5:

(a)    Number of Shares and Option Price. The Award Agreement shall state the total number of shares of Common Stock covered by the Option. The Option price per share shall be equal to at least one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date that the Option is granted.

(b)    Term and Exercisability of Option. The term during which any Option granted under the Plan may be exercised shall not be longer than ten years. The Award Agreement shall state when the Option becomes exercisable and shall also state the maximum term during which the Option may be exercised.

(c)    Payment for Exercise of Options. Participants may pay for shares upon exercise of Options: (i) in cash or by cash equivalent acceptable to the Board or Committee; (ii) by having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having an aggregate Fair Market Value on such date equal to the exercise price; (iii) through an open‑market, broker‑assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price; or (iv) by a combination of the methods described above, as approved by the Board or Committee.

(d)    Transferability. No right or interest of any Participant in shares subject to an Award of Options prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(e)    No Obligation To Exercise Option. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

(f)    Repricing Prohibited. Subject to the anti‑dilution adjustment provisions contained in Section 8 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast at a duly called meeting, neither the Board nor any Committee shall seek to effect any re‑pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price; or (B) a Restricted Stock or Restricted Stock Unit Award in exchange; or (iii) cancelling or repurchasing the underwater Option for cash or other securities. An Option will be deemed to be “underwater” at any time when the Fair Market Value of the shares of Common Stock covered by such Option is less than the exercise price.

(g)    Acceleration of Vesting or Exercisability. No Award Agreement shall provide the Committee the discretion to accelerate the exercisability of any Award or the lapse of restrictions relating to any Award, except on account of the Participant’s death or disability. In addition, no Award Agreement shall, by operation of its terms, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a Change in Control unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change in Control.

(h)    Other Provisions. The Option Agreement authorized under this Section 6 shall contain such other provisions as the Board or Committee shall deem advisable.

SECTION 7.
TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by an Award Agreement. The Award Agreement may vary from Participant to Participant, but shall contain the following terms and conditions, in addition to those described in Section 5:

(a)    Number of Shares. The Award Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.

(b)    Risks of Forfeiture. The Award Agreement shall set forth the risks of forfeiture, if any, which shall apply to the shares of Common Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Board or Committee may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.

(c)    Issuance of Shares; Legend.

(i)    With respect to a Restricted Stock Award, the Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall hold such certificate as custodian for the Participant until the risks of forfeiture applicable to the certificate have lapsed, at which time the Company shall deliver the certificate to the Participant. The Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation of such certificate if the shares of Stock subject to the Restricted Stock Award are forfeited. To enforce such restrictions, the Board or Committee may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book‑entry stock account with the Company’s transfer agent.

(ii)    With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the restricted stock units. The Board or Committee shall, in satisfaction of such restricted stock units, cause either (i) to be issued one or more stock certificates in the Participant’s name and shall cause such certificates to be delivered to the Participant, or (ii) to be electronically entered in book‑entry format such number of shares of Common Stock in the Participant’s name. Until the risks of forfeiture on the restricted stock units have lapsed, the Participant shall not be entitled to vote any shares of Common Stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.

(d)    Nontransferability. No Restricted Stock Award or Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Award Agreement have lapsed. If the Participant shall attempt any transfer of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award or Restricted Stock Unit Award shall terminate. A Participant will be entitled to designate a beneficiary to receive shares of Restricted Stock or Restricted Stock Units upon such Participant’s death and, in the event of such Participant’s death, settlement of any Restricted Stock or Restricted Stock Units will be made to such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, settlement of any Restricted Stock or Restricted Stock Units will be made to the Participant’s legal representatives, heirs, devisees and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete settlement of his or her Awards, then such settlement will be made to the legal representatives, heirs, devisees and legatees of the beneficiary.

(e)    Other Provisions. The Award Agreement authorized under this Section 7 shall contain such other provisions as the Board or Committee shall deem advisable.

SECTION 8.
RECAPITALIZATION, SALE, MERGER, EXCHANGE OR LIQUIDATION

(a)    Stock Dividends, Splits, etc. In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Stock reserved under Section 4(a) hereof, the number of shares of Common Stock covered by each outstanding Award and the exercise price per share thereof, if applicable, shall be appropriately adjusted to reflect such change. Additional shares of Common Stock which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

(b)    Change in Control Events. Unless otherwise provided in the agreement evidencing an Award, in the event of a Change in Control, the Board may provide for one or more of the following:

(i)    the equitable acceleration of the exercisability of any outstanding Options, or the lapsing of the risks of forfeiture on any Restricted Stock Awards or Restricted Stock Unit Awards;

(ii)    the complete termination of this Plan, the cancellation of outstanding Options not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise such Option prior to the effectiveness of such transaction), and the cancellation of any Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed;

(iii)    that Participants holding outstanding Options receive, with respect to each share of Common Stock subject to such Option, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Option on the date immediately preceding the effective date of such transaction over the exercise price per share of such Options;

(iv)    that Participants holding outstanding Restricted Stock Awards or Restricted Stock Unit Awards receive, with respect to each share of Common Stock subject to such Awards, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the Fair Market Value of the shares of Common Stock subject to such Awards on the date immediately preceding the effective date of such transaction;

(v)    the continuance of the Plan with respect to the exercise of Options which were outstanding as of the date of adoption by the Board of such plan for such transaction and the right to exercise such Options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction; and

(vi)    the continuance of the Plan with respect to Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

(c)    Additional Conditions. The Board may condition any acceleration of exercisability or other right to which Participant is not entitled upon any additional agreements from Participant, including, without limitation, a Participant agreeing to additional restrictive covenants (e.g., confidentiality, noncompetition, non‑solicitation, non‑circumvention, continued service as a director, etc.).

(d)    Other Limitations. The Board may restrict the rights of or the applicability of this Section 8 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.
SECURITIES LAWS AND OTHER RESTRICTIONS

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the

Plan, unless: (a) there is in effect with respect to such shares a registration statement under the Securities Act, and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Board or Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

SECTION 10.
EFFECT OF TERMINATION OF SERVICE

(a)    Termination Due to Death or Disability. In the event a Participant’s ceases to be a member of the Board by reason of his or her death or disability, all Options that are not then exercisable, and all shares of Restricted Stock and RSUs then held by or credited to the Participant that have not vested, as of such date will become immediately exercisable or vested, as applicable.
(b)    Termination for Reasons Other than Death or Disability. Subject to Sections 10(c) of the Plan, in the event a Participant ceases to be a member of the Board for any reason other than death or Disability, all Options that are not then exercisable, and all shares of Restricted Stock and RSUs then held by or credited to the Participant that have not vested, as of such termination will be forfeited.
(c)    Modification of Rights Upon Termination. Notwithstanding the terms of Section 10(b), upon a Participant’s ceasing to be a member of the Board, the Board or Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, but prior to such cessation), cause one or more Options to become exercisable, and one or more shares of Restricted Stock or RSUs then held by or credited to such Participant to vest and/or continue to vest following such cessation of membership on the Board, in each case in the manner determined by the Board or Committee and in each case, consistent with the requirement under Section 13(b) that such Award remain exempt from Section 409A.

SECTION 11.
AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 8, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant, except to the extent taken in conformity with the terms of any of Section 8 or 12 of this Plan. Notwithstanding the foregoing, no such revision or amendment shall be effective without the approval of the stockholders of the Company if such approval is required for compliance with the requirements of any applicable law, rule or regulation of any applicable governing agency or stock exchange. Furthermore, the Board shall not revise or amend the Plan to increase the number of shares of Common Stock reserved and available for Awards under the Plan without the approval of the stockholders of the Company; for the avoidance of doubt, changes in the number of shares of Common Stock reserved and available for Awards under the Plan resulting from the operation of Section 8(a) of this Plan shall not require such stockholder approval.

SECTION 12.
PAYMENT OF WITHHOLDING TAX OBLIGATIONS

The Company is entitled to withhold and deduct from future compensation of the Participant (or from other amounts that may be due and owing to the Participant from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding tax requirements attributable to an Award, including, without limitation, the grant, vesting, or payment of dividends with respect to, an Award.

SECTION 13.
MISCELLANEOUS

(a)    Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware notwithstanding the conflicts of laws principles in any jurisdiction.

(b)    Compliance with Section 409A. Each Award issued under the Plan is intended to be exempt from Section 409A and will be interpreted accordingly.

(c)    Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

(d)    Rights Reserved. Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company or affect any right that the Company or any Eligible Director may have to terminate the service of such Eligible Director.

(e)    Rights As A Stockholder. Except as otherwise provided by the express terms of the Plan, an Eligible Director shall not, by reason of any Award, have any rights as a stockholder of the Company until shares of Common Stock have been issued to such Eligible Director.

(f)    Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any section or part of a section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

(g)    Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

(h)    Stockholder Approval; Effective Date of Plan. This Plan must be approved by a majority of the votes cast at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of the outstanding voting shares of Common Stock is, either in person or by proxy, present and voting on the Plan, such meeting to be held within twelve (12) months after the date this Plan was adopted by the Board. If the stockholders of the Company fail to approve adoption of this Plan at such meeting, all Awards previously granted under this Plan shall immediately terminate and be forfeited. This Plan shall be effective on the date of the Company’s stockholders meeting at which it is approved, if so approved.

(i)    Non‑Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

(j)    Duration of Plan. The Plan will terminate at midnight on May 2, 2023, which is the tenth anniversary of the Plan’s initial adoption by the Board, and may be terminated prior to such time by Board action. No Award will be granted after termination of the Plan. Awards outstanding upon termination of the Plan may continue to be exercised or vest in accordance with their terms.